As filed with the Securities and Exchange Commission on February 17, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Medicenna Therapeutics Corp.

(Exact name of Registrant as specified in its charter)

Canada (Federal)

(Province or other jurisdiction of incorporation or organization)

Not Applicable

(I.R.S. Employer Identification Number, if applicable)

2 Bloor St. W., 7th Floor

Toronto, Ontario M4W 3E2

Canada

(416) 648-5555

Attention: Chief Financial Officer

(Address and telephone number of Registrant’s principal executive offices)

CT Corporation System

28 Liberty Street

New York, New York 10005

(212) 894-8940

(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

____________________

Copies to:

Elizabeth Williams Medicenna Therapeutics Corp. 2 Bloor St. W., 7th Floor Toronto, Ontario M4W 3E2 Canada (416) 648-5555	John T. Rudy Keunjung Cho Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo, P.C. One Financial Center Boston, Massachusetts 02111 (617) 542-6000	Charles-Antoine Soulière McCarthy Tétrault LLP 500 Grande Allée East, 9th Floor, Quebec, Quebec G1R 2J7 Canada 418-521-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a Registration Statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Registration Statement contains:

•	a base prospectus which covers the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of US$100,000,000 of our common shares, preferred shares, subscription receipts, warrants and/or units from time to time in one or more offerings; and

•	sales agreement prospectus supplement covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of US$10.0 million of common shares that may be issued and from time to time under a sales agreement between the Registrant and Oppenheimer and Co. Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The sales agreement prospectus supplement immediately follows the base prospectus. The US$10.0 million of common shares that may be offered, issued and sold under the sales agreement prospectus supplement is included in the US$100,000,000 of securities that may be offered, issued and sold by us under the base prospectus. Upon termination of the sales agreement, any portion of the US$10.0 million included in the sales agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective.

Subject to completion, dated February 17, 2023

PROSPECTUS

US$100,000,000

Common Shares

Preferred Shares

Subscription Receipts

Warrants

Units

We may from time to time offer and sell our common shares, preferred shares, subscription receipts, warrants and units (collectively, the “Securities”) having an aggregate offering amount of up to US$100,000,000. Securities may be offered separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements. These Securities may be offered and sold in the United States and elsewhere where permitted by law. We will provide the specific terms of these Securities in supplements to this prospectus that will be delivered to purchasers together with this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the Securities.

Investment in the Securities involves certain risks that should be considered by a prospective purchaser. See “Risk Factors” on page 15 of this prospectus along with the risk factors described in the applicable prospectus supplement pertaining to the Securities and the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the Securities offered hereby. See “Where You Can Find More Information”.

We may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution”. The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices.

Our common shares are listed on the Toronto Stock Exchange (the “TSX”) and on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “MDNA”. On February 16, 2023, the last trading day before the date of this prospectus, the closing price of the common shares on the TSX was C$0.88 per common share, and the closing price of the common shares on the Nasdaq was US$0.65 per common share.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the Securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding common shares held by non-affiliates is less than US$75 million. On February 2, 2023, the closing price for our common shares on Nasdaq was $0.78 per share. As of February 2, 2023, the aggregate market value of our outstanding common shares held by non-affiliates was approximately US$41.6 million based on 69,637,469 outstanding common shares, of which approximately 53,298,769 common shares were held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

Unless otherwise specified in the applicable prospectus supplement, the preferred shares, subscription receipts, warrants and units will not be listed on any securities or stock exchange. There is no market through which the preferred shares, subscription receipts, warrant and units may be sold and purchasers may not be able to resell such securities purchased under this prospectus and the applicable prospectus supplement. This may affect the pricing of the preferred shares, subscription receipts, warrants and units in the secondary market, the transparency and availability of trading prices, the liquidity of the preferred shares, subscription receipts, warrants and units and the extent of our regulation.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved these Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offence.

The date of this prospectus is                               , 2023.

TABLE OF CONTENTS

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ABOUT THIS PROSPECTUS

Unless the context otherwise requires, all references in this prospectus and any prospectus supplement to “Medicenna”, the “Company”, “we”, “us” and “our” mean Medicenna Therapeutics Corp. and its subsidiaries.

In this prospectus and in any prospectus supplement, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars, references to “dollars”, “$” or “US$” are to United States dollars and all references to “C$” are to Canadian dollars.

Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus or included in any prospectus supplement is prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, or “IFRS”. Thus, it may not be comparable to financial information of United States companies.

This prospectus is part of a Registration Statement on Form F-3 relating to the Securities that has been filed with the SEC. Under the Registration Statement, we may, from time to time, sell any combination of the Securities described in this prospectus in one or more offerings up to an aggregate offering amount of US$100,000,000. This prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering of Securities. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest in the Securities, you should read both this prospectus and any applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information”. This prospectus does not contain all of the information set forth in the Registration Statement we have filed with the SEC of which this prospectus forms a part, certain parts of which are omitted in accordance with the rules and regulations of the SEC. You may refer to the Registration Statement of which this prospectus forms a part and the exhibits to the Registration Statement for further information with respect to us and the Securities.

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WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with the Exchange Act, we also file reports with and furnish other information to the SEC. Under the multijurisdictional disclosure system adopted by Canada and the United States, these reports and other information (including financial information) may be prepared, in part, in accordance with the disclosure requirements of Canada, which differ from those in the United States.

The SEC maintains a website that contains reports and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is www.sec.gov.

Additionally, we file documents with securities commissions or similar authorities in the provinces of British Columbia, Alberta and Ontario in Canada. These documents are available through the internet on the Canadian System for Electronic Document Analysis and Retrieval (“SEDAR”), which can be accessed at www.sedar.com.

The SEC allows us to incorporate by reference certain information that we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus. We incorporate by reference the documents listed below, which were filed with the SEC:

(a)	Our Annual Report on Form 20-F for the fiscal year ended March 31, 2022, filed with the SEC on June 22, 2022, containing our (i) Annual Information Form dated June 21, 2022; (ii) audited annual consolidated financial statements as of March 31, 2022, 2021 and 2020 and for each of the years in the two-year period ended March 31, 2022, including the notes thereto and the auditor’s report thereon; and (iii) Management’s Discussion and Analysis for the year ended March 31, 2022;

(b)	Our Reports on Form 6-K filed with the SEC on April 8, 2022, April 27, 2022, May 2, 2022, May 11, 2022, June 7, 2022, June 9, 2022, June 22, 2022, July 27, 2022, August 5, 2022, August 9, 2022, August 11, 2022, August 15, 2022, August 22, 2022, September 8, 2022, September 13, 2022, September 21, 2022, September 22, 2022, September 28, 2022, September 30, 2022, October 5, 2022, October 17, 2022, October 25, 2022, October 28, 2022, November 4, 2022, November 10, 2022, January 5, 2023, January 26, 2023, January 31, 2023 and February 7, 2023.

We also incorporate by reference each of the following documents we file with the SEC after the date of this prospectus and prior to the filing of a post-effective amendment that indicates that all Securities offered hereby have been sold or which deregisters all Securities then remaining unsold: (i) all annual reports on Form 40-F, Form 20-F or Form 10-K; (ii) those portions of any reports on Form 6-K that we indicate in such reports are to be deemed incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document (or part thereof) incorporated by reference, or deemed to be incorporated by reference, in this prospectus shall be deemed to be modified or superseded, for purposes of this prospectus, to the extent that a statement contained in the prospectus or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this prospectus modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes.

You may obtain a copy of any of any filings that are incorporated by reference into this prospectus, at no cost, by writing to or telephoning us at the following address:

Medicenna Therapeutics Corp.

2 Bloor St. W., 7th Floor

Toronto, Ontario M4W 3E2

Canada

(416) 648-5555

Attention: Corporate Secretary

All shelf information permitted under applicable law to be omitted from this prospectus will be contained in one or more prospectus supplements that will be delivered to purchasers together with this prospectus. A prospectus supplement or prospectus supplements containing the specific terms for an issue of Securities will be delivered to purchasers of such Securities together with this prospectus and will be deemed to be incorporated by reference into this prospectus as of the date of such prospectus supplement but only for the purposes of the Securities issued thereunder.

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FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated herein by reference contain certain forward-looking statements or information (collectively, “forward-looking statements”) within the meaning of applicable securities legislation. In addition to the cautionary statement below, with respect to forward-looking statements contained in the documents incorporated by reference herein, prospective purchasers should refer to “Cautionary Note Regarding Forward-Looking Statements” in our Annual Report on Form 20-F as well as to similar sections of any documents incorporated by reference in this prospectus that are filed after the date hereof.

All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate”, “may”, “will”, “could”, “leading”, “intend”, “contemplate”, “shall” and similar expressions are generally intended to identify forward-looking statements. Forward-looking statements in this prospectus and documents incorporated herein by reference include, but are not limited to, statements with respect to:

•	the therapeutic potential and clinical development and related milestones of the Company’s Superkines and Empowered Superkines including MDNA11, the BiSKITsTM platform and bizaxofusp (formerly MDNA55);

•	the timely completion of the milestones related to the MDNA11 ABILITY Study (as defined below);

•	the impact of delays on clinical data;

•	a potential strategic partnership to facilitate bizaxofusp’s further development and commercialization; and

•	the use of proceeds from future equity offerings.

All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but rather on management’s expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities.

By its nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. In evaluating forward-looking statements, readers should specifically consider various factors, including the risks outlined under the heading “Risk Factors” in this prospectus and in our Annual Report on Form 20-F and MD&A incorporated by reference herein. Some of these risks and assumptions include, among others:

•	the lack of product revenue and inability to continue operations and research and development without sufficient funding;

•	the Company’s requirements for, and our ability to obtain, future funding on favourable terms or at all;

•	the Company’s history of losses and expectations of future losses;

•	the Company’s inability to complete development of or the inability to commercialize (if approved) the Company’s product candidates, which are in the early stages of development;

•	the expense, length, and uncertainty of clinical drug development programs;

•	the inability to achieve publicly announced milestones according to schedule, or at all;

•	the risk that competitors may develop and market products that are more effective that the Company’s product candidates or that the products developed by competitors may render the Company’s product candidates obsolete or uncompetitive;

•	the Company’s inability to secure a partnership for bizaxofusp (formerly MDNA55);

•	the costs and uncertainty associated with extensive government regulation;

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•	the obtaining of regulatory approvals, including delays or negative outcomes from the regulatory approval process;

•	the potential negative results from clinical trials or studies, or adverse safety events involving the targets of the Company’s products, including in the demonstration of efficacy and safety;

•	the pharmacokinetic (“PK”) and pharmacodynamic (“PD”) properties of MDNA11;

•	the tumour response data from our clinical trials;

•	the risk of product liability claims;

•	the Company’s inability to enroll subjects in clinical trials or complete clinical trials on a timely basis

•	the failure of our product candidates to receive the marketing approval or market acceptance necessary for commercial success;

•	the potential for environmental exposure to hazardous or radioactive materials that are used in the Company’s discovery and development process;

•	the disruption in the availability of key components for ongoing clinical studies that could delay clinical studies, product testing, and regulatory approval of the Company’s product candidates

•	the Company’s reliance on third parties for the planning, conduct, and monitoring of preclinical and clinical trials and for the manufacture of drug product;

•	the Company’s reliance on contract manufacturers over whom the Company has limited control;

•	the loss of license rights due to breach of license agreements;

•	the conditions and restrictions of the Cancer Prevention Research Institute of Texas (“CPRIT”) grant;

•	the potential uses of proceeds generated under Company’s offerings;

•	the ability to protect the Company’s intellectual property and proprietary technology;

•	the ability for the Company to obtain patent’s term extensions;

•	the potential involvement in intellectual property litigation;

•	the risk that third parties to whom we rely for product development may not adequately protect the Company’s trade secrets;

•	the risk of product liability claims;

•	the limitations surrounding intellectual property rights

•	the volatility in the price of our common shares

•	the dilution of investor’s voting power and reductions in earnings per share owing to future issuances of equity or the conversion of securities into common shares;

•	the fact that future profits will likely be used for the continued growth of the Company’s business and not for the payment of dividends

•	the Company’s treatment as a passive foreign investment company and potential adverse U.S. federal income tax consequences associated with such treatment;

•	the difficulty U.S. investors may face in bringing actions against the Company for violations of U.S. federal or state securities laws and challenges in enforcing the judgments of U.S. courts against the Company and its directors and executive officers;

•	the Company’s status as a foreign private issuer under applicable U.S. securities laws;

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•	the ability of the Company’s significant shareholders to assert a material influence over the Company’s operations and governance;

•	the adverse impact of factors outside our control, such as global health pandemics, natural disasters, geopolitical conflict and macroeconomic challenges;

•	the Company’s ability to successfully manage its growth;

•	the failure of any acquired business, product, service, or alliance to yield expected benefits

•	the Company’s dependence upon certain key personnel, the loss of whom could adversely affect our ability to achieve our business objectives;

•	changes in government regulations that could impact our business and operations;

•	failure to comply with the U.S. Foreign Corrupt Practices Act, the Canadian Corruption of Foreign Public Officials Act and other global corruption and anti-bribery laws;

•	a failure to comply with healthcare laws;

•	foreign currency exchange risks relating to the relative value of the United States dollar;

•	the failure of our disclosure controls and procedures to detect all errors or prevent all incidences of fraud;

•	the failure to maintain an effective system of internal controls;

•	the vulnerability of the computer and information systems of the Company, its consultants and contractors, and third-parties on which the Company relies, to security breaches or failure; and

•	the pursuit of opportunities for further research and development or additional business opportunities.

Although the forward-looking statements contained in this prospectus are based upon what our management believes to be reasonable assumptions, we cannot assure readers that actual results will be consistent with these forward-looking statements.

Any forward-looking statements represent our estimates only as of the date of this prospectus and should not be relied upon as representing our estimates as of any subsequent date. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required by securities legislation.

You should read carefully the risk factors described in the documents incorporated by reference in this prospectus for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

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PROSPECTUS SUMMARY

Our Company

We are an immunotherapy company developing novel, highly selective versions of interleukin-2 (“IL-2”), interleukin-4 (“IL-4”) and interleukin-13 (“IL-13”) tunable cytokines, called “Superkines”. These Superkines can be developed either on their own as short or long-acting therapeutics or fused with cell killing proteins to generate Empowered Superkines that precisely deliver potent payloads to cancer cells without harming adjacent healthy cells. Superkines can also be fused with a large variety of proteins, antibodies and even other Superkines to incorporate two synergistic therapeutic activities into one molecule, creating novel Bi-Functional SuperKine ImmunoTherapies referred to by us as BiSKITsTM. Our mission is to become the leader in the development and commercialization of Superkines, Empowered Superkines and BiSKITTM for the treatment of a broad range of cancers and other diseases. We seek to achieve our goals by drawing on our expertise, and that of world-class collaborators and advisors, to develop Revolutionary Medicines using Evolutionary Superkines. Compared to naturally occurring cytokines – that bind to multiple receptors on many cell types – Superkines are engineered with unique selectivity toward specific receptor subtypes and defined target cell subsets to precisely activate or inhibit relevant signaling pathways or immune cells in order to improve therapeutic efficacy and safety.

We have built diverse platforms, each comprised of a pipeline of Superkine candidates in-licensed from Leland Stanford Junior University (“Stanford”). This includes the MDNA109 platform that consists of IL-2 agonists, IL-2 antagonists and partial agonists of IL-2. Additional assets from Stanford also include several super-agonists of IL-4 and IL-13 and dual IL-4/IL-13 antagonists. In addition, we have also independently developed therapeutic agents based on our Empowered Superkine and BiSKITTM platforms.

The most advanced of these programs is the MDNA109 platform which is a genetically engineered IL-2 Superkine designed to specifically bind to CD122 (IL-2Rβ) with high affinity. To further enhance its selectivity, two additional mutations (FEAA) were incorporated in MDNA109 to abolish binding to CD25. To improve the PK properties of the highly selective version of MDNA109 (MDNA109FEAA), it was genetically fused to protein scaffolds such as the Fc domain of IgG1 (MDNA19) or human albumin (MDNA11) effectively increasing the size of the Superkine and improving its half-life to avoid frequent daily dosing required for Proleukin®.

We believe that, unlike Proleukin®, both MDNA11 and MDNA19, have superior PK properties, lack CD25 binding to improve safety and reduce immune suppression, potently stimulate effector T cells, reverse natural killer cell exhaustion and act with exceptional synergy when combined with checkpoint inhibitors.

Although MDNA19 was initially identified as our lead IL-2 candidate, a pilot non-human primate study comparing MDNA11 with MDNA19 demonstrated that the former had better PK and PD features. We are therefore advancing the clinical development of MDNA11 as it is a more promising molecule and has been selected as the lead IL-2 Superkine candidate. We initiated the Phase 1/2 ABILITY Study (A Beta-only IL-2 ImmunoTherapY Study) with MDNA11 (the “ABILITY Study”) in the third calendar quarter of 2021. MDNA19 remains relevant for us as it provides unique design features in the development of our BiSKITsTM platform. Our BiSKITsTM platform allows us to develop designer Superkines by fusing them to other proteins, antibodies, cytokines or other Superkines, resulting in two distinct but synergistic functions into one molecule: a BiSKITTM.

Complementing our Superkine platform is bizaxofusp (formerly MDNA55), Medicenna’s Empowered Superkine, for the treatment of recurrent glioblastoma (“rGBM”), the most common and uniformly fatal form of brain cancer. Bizaxofusp is a fusion of a circularly permuted version of IL-4, fused to a potent fragment of the bacterial toxin, Pseudomonas exotoxin (“PE”), and is designed to preferentially target tumor cells that over-express the interleukin 4 receptor (“IL-4R”). Bizaxofusp has been studied in five clinical trials in 132 patients, including 112 patients with rGBM, the results of which support our belief that it has superior efficacy when compared to the current standard of care. Bizaxofusp has secured Orphan Drug Status from the United States Food and Drug Administration (“FDA”) and the European Medicines Agency as well as Fast Track Designation from the FDA for the treatment of rGBM and other types of high grade glioma. We continue to pursue a strategic partnership to facilitate bizaxofusp’s further development and commercialization.

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Recent Developments

On November 10, 2022, we announced new safety, PK, and PD data from the first four dose escalation cohorts of the Phase 1/2 ABILITY Study of MDNA11, our “beta-only” long-acting IL-2 super-agonist. The data were featured in two posters presented at the Society for Immunotherapy of Cancer (SITC) 37th Annual Meeting, which took place from November 8 – 12, 2022.

In December 2022, previously reported data from the Phase 1/2 ABILITY Study of MDNA11 were featured in an oral presentation at the 2022 Immunotherapy Bridge Conference. The presentation, titled “Early Results of an IL-2 Superkine (MDNA11) from the Phase 1/2 ABILITY Study in Advanced Solid Tumors” was delivered by Arash Yavari, M.B.B.S., DPhil., M.R.C.P., Principal Investigator at the Radcliffe Department of Medicine, University of Oxford and Principal Clinical Advisor to Medicenna.

On January 5, 2023, we announced that the U.S. Patent and Trademark Office (USPTO) has issued U.S. Patent No. 11,542,312 titled “IL-2 Superagonists in Combination with Anti-PD-1.” The patent provides intellectual property (IP) protection for methods of treating cancer with an IL-2 Superkine such as MDNA11 and a PD1 (for example, pembrolizumab), PDL1 or CTLA-4 checkpoint inhibitor in combination, as planned in the on-going ABILITY Study, or as a single agent using our BiSKIT™ (Bifunctional SuperKine for ImmunoTherapy) platform. The patent’s term extends into at least 2039 without accounting for any potential extensions.

In January 2023, the full results of a single-arm Phase 2b trial of bizaxofusp (formerly MDNA55) in patients with recurrent glioblastoma were published in the peer-reviewed journal Neuro-Oncology. Results showed the trial met its primary endpoint, with median overall survival (mOS) in the primary and supportive analysis populations exceeding the trial’s pre-defined success criteria and the mOS historically achieved with currently approved therapies.

On February 7, 2023 we announced that the Safety Review Committee had approved dose escalation for Cohort 6 to a target dose of 120 µg/kg dose every two weeks following three priming doses at 30, 60 and 90 µg/kg. Recruitment in this cohort is open.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 20-F for the year ended March 31, 2022 and the Current Reports on Form 6-K filed with the SEC on August 15, 2022, November 4, 2022 and February 7, 2023 as described under the caption “Where You Can Find More Information” on page 2 of this prospectus.

Company Information

We were incorporated under the laws of Canada on February 2, 2015, under the name A2 Acquisition Corp. pursuant to the Business Corporations Act (Alberta). Prior to the completion of the reverse takeover of A2 Acquisition Corp. by the shareholders of Medicenna Therapeutics Inc., the Company amended its articles, changing its name to “Medicenna Therapeutics Corp.” On November 13, 2017, Medicenna continued under the Canada Business Corporations Act (“CBCA”).

Our registered office is located at 2 Bloor St. W., 7th Floor, Toronto, Ontario M4W 3E2 and our telephone number is (416) 648-5555. Our website address is https://www.medicenna.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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CAPITALIZATION

We intend to include information about our capitalization and indebtedness in prospectus supplements.

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USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement relating to an offering of Securities, we will use the net proceeds we receive from the sale of the Securities for (i) ongoing research and development activities; (ii) working capital and general corporate purposes; and (iii) investment in other development programs. Specific information about the use of net proceeds will be described in the applicable prospectus supplement relating to an offering of Securities. We may invest funds that we do not immediately require in short-term marketable securities.

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DESCRIPTION OF SHARE CAPITAL

The following describes our issued share capital, summarizes the material provisions of our articles and highlights certain differences in corporate law in Canada. Please note that this summary is not intended to be exhaustive. For further information please refer to the full version of our articles, which is included as an exhibit to the Registration Statement of which this prospectus is part.

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares and preferred shares, in each case without nominal or par value. As of February 15, 2023, 69,637,469 common shares were issued and outstanding and nil preferred shares were issued and outstanding. In addition, we had 5,755,353 common shares issuable pursuant to outstanding stock options and 16,185,386 issuable upon the exercise of outstanding warrants. We had approximately nil beneficial owners of our preferred shares as of February 15, 2023.

The following sets forth the terms and provisions of our existing capital. The particular terms and provisions of the common shares and/or preferred shares offered by a prospectus supplement and the extent to which these general terms and provisions apply will be described in such prospectus supplement.

Common Shares

The holders of common shares are entitled to receive notice of and to attend all annual and special meetings of our shareholders and to one vote per share held at each such meeting, and they are entitled to receive dividends as determined and declared by our board of directors.

Subject to the rights of the holders of any other class of our shares entitled to receive dividends in priority to or concurrently with the holders of the common shares, our board of directors may in its sole discretion declare dividends on the common shares to the exclusion of any other class of shares of the Company.

In the event of our liquidation, dissolution or winding up or other distribution of our assets among our shareholders for the purpose of winding up our affairs, the holders of the common shares shall, subject to the rights of the holders of any other class of shares entitled to receive our assets upon such a distribution in priority to or concurrently with the holders of the common shares, be entitled to participate in the distribution. Such distribution shall be made in equal amounts per share on all the common shares at the time outstanding without preference or distinction.

Preferred Shares

The preferred shares of the Company are issuable from time to time in one or more series as determined by the board of directors of the Company. The board of directors of the Company may determine, before issuance, the number of preferred shares which is to comprise each series and the designation, rights, privileges and conditions attaching to each series of preferred shares including with regards to any voting rights, the rate or amount of dividends, or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions.

The preferred shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Company amongst its shareholders for the purpose of winding up its affairs, be entitled to preference over the voting and non-voting common shares and over any other shares of the Company ranking by their terms junior to the preferred shares of that series. The preferred shares of any series may also be given such other preferences, not inconsistent with the articles of the Company, over the common shares and any other such preferred shares as may be determined by the board of directors of the Company.

If any cumulative dividends or amounts payable on the return of capital in respect of a series of preferred shares are not paid in full, all series of preferred shares shall participate rateably in respect of accumulated dividends and return of capital.

The description of general terms and provisions of the preferred shares described in any prospectus supplement will include, where applicable:

•	the number of preferred shares offered;

•	the designation of the series;

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•	the price at which the preferred shares will be offered;

•	the currency or currencies in which the preferred shares will be offered;

•	the annual dividend rate, if any, and whether the dividend rate is fixed or variable, the date from which dividends will accrue, and the dividend payment dates;

•	the price and the terms and conditions for redemption, if any, including redemption at the Company’s option or at the option of the holder, including the time period for redemption, and payment of any accumulated dividends;
•	the terms and conditions, if any, for conversion or exchange for shares of any other class of the Company or any other series of preferred shares, or any other securities or assets, including the price or the rate of conversion or exchange and the method, if any, of adjustment;
•	the voting rights, if any;
•	the material tax consequences of owning the preferred shares; and
•	any other material terms, conditions and rights (or limitations on such rights) of the preferred shares.

Transfer Agent and Registrar

Our registrar and transfer agent is TSX Trust Company, located at 301 – 100 Adelaide Street West, Toronto, Ontario, M5H 4H1, Canada.

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DESCRIPTION OF SUBSCRIPTION RECEIPTS

The following description of the terms of subscription receipts sets forth certain general terms and provisions of subscription receipts in respect of which a prospectus supplement may be filed. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such subscription receipts.

Subscription receipts may be offered separately or in combination with one or more other Securities. The subscription receipts will be issued under a subscription receipt agreement. A copy of the subscription receipt agreement will be filed by the Company with the applicable securities commission or similar regulatory authorities after it has been entered into by the Company and will be available electronically at www.sedar.com. Pursuant to the subscription receipt agreement, original purchasers of subscription receipts will have a contractual right of rescission against the Company, following the issuance of the underlying common shares or other securities to such purchasers upon the surrender or deemed surrender of the subscription receipts, to receive the amount paid for the subscription receipts in the event that this prospectus and any amendment thereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days from the closing date of the offering of subscription receipts.

The description of general terms and provisions of subscription receipts described in any prospectus supplement will include, where applicable:

•	the number of subscription receipts offered;

•	the price at which the subscription receipts will be offered;

•	the currency or currency unit in which the subscription receipts are denominated;

•	the procedures for the exchange of the subscription receipts into common shares, preferred shares or other Securities;

•	the number of common shares, preferred shares or other Securities that may be obtained upon exchange of each subscription receipt;

•	the designation and terms of any other Securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each security;

•	the terms applicable to the gross proceeds from the sale of the subscription receipts plus any interest earned thereon;

•	the material tax consequences of owning the subscription receipts; and

•	any other material terms, conditions and rights (or limitations on such rights) of the subscription receipts.

The Company reserves the right to set forth in a prospectus supplement specific terms of the subscription receipts that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the subscription receipts described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such subscription receipts.

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DESCRIPTION OF WARRANTS

The Company may issue warrants for the purchase of common shares, preferred shares or other Securities. Warrants may be offered separately or together with other Securities offered by this prospectus, as the case may be. Unless the applicable prospectus supplement otherwise indicates, each series of warrants will be issued under a separate warrant indenture to be entered into between the Company and one or more banks or trust companies acting as warrant agent. The applicable prospectus supplement will include details of the warrant agreements covering the warrants being offered. The warrant agent will act solely as the Company’s agent and will not assume a relationship of agency with any holders of warrant certificates or beneficial owners of warrants.

The following sets forth certain general terms and provisions of the warrants offered under this prospectus. The specific terms of the warrants, and the extent to which the general terms described in this section apply to those warrants, will be set forth in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

The particular terms of each issue of warrants will be described in the related prospectus supplement. This description will include some or all of the following:

•	the designation and aggregate number of warrants;

•	the price at which the warrants will be offered;

•	the currency or currencies in which the warrants will be offered;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	the number of the designation and terms of the common shares, preferred shares or other Securities that may be purchased upon exercise of each warrant and the price at which and currency or currencies in which the common shares, preferred shares or other Securities may be purchased upon exercise of each warrant;

•	the designation and terms of any Securities with which the warrants will be offered, if any, and the number of the warrants that will be offered with each security;

•	the date or dates, if any, on or after which the warrants and the related Securities will be transferable separately;

•	if applicable, whether the warrants will be subject to redemption or call and, if so, the terms of such redemption or call provisions;

•	material U.S. and Canadian federal tax consequences of owning the warrants; and

•	any other material terms or conditions of the warrants.

Each warrant will entitle the holder to purchase common shares, preferred shares or other Securities, as specified in the applicable prospectus supplement at the exercise price that the Company describes therein. Unless the Company otherwise specifies in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that it sets forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

The warrant indenture, if any, and the warrant certificate will specify that upon the subdivision, consolidation, reclassification or other material change of the underlying common shares, preferred shares or other Securities or any other reorganization, amalgamation, merger or sale of all or substantially all of the Company’s assets, the warrants will thereafter evidence the right of the holder to receive the securities, property or cash deliverable in exchange for or on the conversion of or in respect of the common shares, preferred shares or other Securities to which the holder of similar Securities of the Company would have been entitled immediately after such event. Similarly, any distribution to all or substantially all of the holders of common shares, preferred shares or other Securities of rights, options, warrants, evidences of indebtedness or assets will result in an adjustment in the number of common shares, preferred shares or other Securities, as the case may be, to be issued to holders of warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of the underlying securities of the Company, including the right to receive payments of dividends, if any, on the underlying securities of the Company, or to exercise any applicable right to vote.

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DESCRIPTION OF UNITS

The Company may issue units comprised of one or more of the other Securities that may be offered under this prospectus, in any combination. The following information, together with the additional information the Company may include in any applicable prospectus supplements, summarizes the material terms and provisions of any such the units that it may offer under this prospectus. While the information below will apply generally to any units that the Company may offer under this prospectus, the Company will describe the particular terms of any series of units in detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the general terms described below.

The Company may file the form of unit agreement, if any, between the Company and a unit agent that describes the terms and conditions of the series of units the Company is offering, and any supplemental agreements, concurrently with the filing of the applicable prospectus supplement under which such series of units are offered. This summary is subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement, if any, and any supplemental agreements applicable to a particular series of units. The Company urges you to read the applicable prospectus supplements related to the particular series of units that it sells under this prospectus, as well as the complete unit agreement, if any, and any supplemental agreements that contain the terms of the units.

The Company may issue units comprising one or more of common shares, preferred shares, subscription receipts or warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, under which a unit may be issued, if any, may provide that the Securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The Company will describe in the applicable prospectus supplement the terms of the series of units.

The provisions described in this section, as well as those described under “Description of Share Capital”, “Description of Subscription Receipts” and “Description of Warrants” will apply to each unit and to any common share, preferred share, subscription receipt or warrant included in each unit, respectively.

The Company may issue units in such amounts and in numerous distinct series as it determines.

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RISK FACTORS

Medicenna’s business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from Medicenna’s Annual Report on Form 20-F for the fiscal year ended March 31, 2022, and from time to time in Medicenna’s other filings with the SEC, including any applicable prospectus supplement. Medicenna encourages you to read these risk factors in their entirety before purchasing the Securities offered hereby. If any event arising from these risks occurs, or if any event arising from other risks and uncertainties not presently known to Medicenna or that Medicenna currently deems immaterial occurs, our business, prospects, financial condition, results of operations or cash flows could be materially adversely affected. This could cause the trading price of Medicenna’s common shares to decline, perhaps significantly, and investors may lose part or all of their investment.

In addition to the foregoing, our business relies, to a certain extent, on free movement of goods, services and capital from around the world, which has been impacted as a result of COVID-19. We have implemented a response designed to maintain our operations despite the outbreak of the virus. However, we may experience direct or indirect impacts from the pandemic, including delays in the enrollment of new patients clinical studies. We may also have some risk that our contracting counterparties could fail to meet their obligations that may be required for the manufacturing of the our clinical drugs. Given the nature of the circumstances surrounding COVID-19, it is difficult to predict how significant the impact of COVID-19 Such developments could have an adverse effect on our business, financial condition, results of operations and cash flow.

In addition, risks relating to a particular offering of Securities will be set out in the prospectus supplement relating to such offering.

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CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

The applicable prospectus supplement may also describe certain Canadian federal income tax consequences to an investor of acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payment of dividends or distributions, if any, on the Securities will be subject to Canadian non-resident withholding tax.

16

PLAN OF DISTRIBUTION

We may offer and sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents. The Securities may be offered and sold in the United States and elsewhere where permitted by law.

The distribution of Securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale; or

•	at prices related to such prevailing market prices to be negotiated with purchasers.

If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution and which may include sales of our common shares in transactions that are deemed to be “at-the-market” distributions, including sales made directly on the Nasdaq or other existing trading markets for our common shares outside Canada, and as may be set forth in an accompanying prospectus supplement. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid to us by the underwriters, dealers or agents.

Subject to any applicable securities legislation, and other than in relation to an “at-the-market” distribution, in connection with any offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the United States Securities Act of 1933, as amended (the “Securities Act”).

The applicable prospectus supplement will also set forth the terms of the offering relating to particular Securities, including to the extent applicable, the initial offering price, our proceeds from the offering, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to the particular Securities sold to or through underwriters will be named in the prospectus supplement relating to such Securities.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of preferred shares, subscription receipts, warrants or units will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement, the preferred shares, subscription receipts, warrants or units will not be listed on any securities exchange or on any automated dealer quotation system. This may affect the pricing of the preferred shares, subscription receipts, warrants or units in the secondary market, the transparency and availability of trading prices, the liquidity of the preferred shares, subscription receipts, warrants or units and the extent of issuer regulation. Certain broker-dealers may make a market in the preferred shares, subscription receipts, warrants or units, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that any broker-dealer will make a market in the preferred shares, subscription receipts, warrants or units of any series or as to the liquidity of the trading market, if any, for such securities.

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LEGAL MATTERS

Unless otherwise indicated in any supplement to this prospectus, certain legal matters with respect to U.S. law will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts. Unless otherwise indicated in any supplement to this prospectus, certain legal matters with respect to Canadian law, including in connection with the validity of the offered securities, will be passed upon for us by McCarthy Tétrault LLP, Toronto, Ontario. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Medicenna Therapeutics Corp. included in our Annual Report on Form 20-F for the year ended March 31, 2022, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm as set forth in their report, thereon, included therein, and incorporated herein by reference in this prospectus and elsewhere in the registration statement of which this prospectus forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation incorporated under and governed by the CBCA. Some of our officers and directors are Canadian residents, and many of our assets or the assets of our officers and directors are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors under the United States federal securities laws. In addition, there is doubt as to whether an original action could be brought in Canada against us or our directors or officers based solely upon U.S. federal or state securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal or state securities laws.

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EXPENSES

The following is a statement of the estimated expenses, other than any underwriting discounts and commissions, that we expect to incur in connection with the issuance and distribution of the Securities registered under this Registration Statement:

SEC registration fee	US$	11,020
FINRA filing fee	US$	15,500
Printing expenses		*
Legal fees and expenses		*
Accountants’ fees and expenses		*
Miscellaneous		*

Total	US$	*

*	Information regarding the issuance and distribution of the Securities is not currently known, and will be provided in an applicable prospectus supplement.

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The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the Registration Statement filed with the Securities and Exchange Commission is effective.

Subject to completion, dated February 17, 2023

PROSPECTUS SUPPLEMENT

(To prospectus dated             , 2023)

MEDICENNA THERAPEUTICS CORP.

Up to US$10,000,000

Common Shares

We have entered into a sales agreement (“Sales Agreement“) with Oppenheimer and Co. Inc. (“Oppenheimer”), dated February 17, 2023, relating to the sale of our common shares from time to time offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our common shares having an aggregate offering price of up to US$10.0 million from time to time through Oppenheimer, acting as our sales agent.

Our common shares are listed on the Toronto Stock Exchange (the “TSX”) and on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “MDNA”. On February 16, 2023, the last trading day before the date of this prospectus supplement, the closing price of the common shares on the TSX was C$0.88 per common share, and the closing price of the common shares on the Nasdaq was US$0.65 per common share. The TSX has conditionally approved the listing of the common shares issuable pursuant to the Sales Agreement, subject to the Company fulfiling all of the listing requirements of the TSX.

Sales of our common shares, if any, under this prospectus supplement may be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Oppenheimer is not required to sell any specific number or amount of our common shares, but will act as our sales agent using commercially reasonable efforts, consistent with its normal trading and sales practices on mutually agreed terms between Oppenheimer and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

No sales of our common shares under this prospectus supplement will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada.

Oppenheimer will receive from us a commission equal to 3.0% of the gross sales price of all shares sold through it under the Sales Agreement. In connection with the sale of common shares on our behalf, Oppenheimer may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Oppenheimer may be deemed to be underwriting commissions or discounts.

Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common shares held by non-affiliates in any 12-month period as long as the aggregate market value of our outstanding common shares held by non-affiliates is less than US$75 million. On February 2, 2023, the closing price for our common shares on Nasdaq was $0.78 per share. As of February 2, 2023, the aggregate market value of our outstanding common shares held by non-affiliates was approximately US$41.6 million based on 69,637,469 outstanding common shares, of which approximately 53,298,769 common shares were held by non-affiliates. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.5 of Form F-3.

An investment in our securities involves a high degree of risk. Please read “Risk Factors” on page S-8 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Oppenheimer & Co.

The date of this prospectus supplement is                 , 2023.

TABLE OF CONTENTS

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PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”), utilizing a “shelf” registration process. Under the shelf registration process, we may from time to time sell common shares representing our common shares having an aggregate offering price of up to US$10.0 million under this prospectus supplement at prices and on terms to be determined by market conditions at the time of the offering.

Before buying any of the common shares that we are offering, we urge you to carefully read this prospectus supplement and all of the information incorporated by reference herein and therein, as well as the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision.

We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference in this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement. Neither we nor Oppenheimer have authorized anyone to provide any information or to make any representations other than those contained in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein or therein or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We are not, and Oppenheimer is not, making an offer to sell these securities in any jurisdiction where the offer or sale thereof is not permitted. We are not offering to sell, or seeking offers to buy, common shares in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada. The distribution of this prospectus and the offering of common shares in certain jurisdictions may be restricted by law. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated into each by reference is accurate only as of the respective dates of the applicable documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Market data and certain industry forecasts used in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein were obtained from market research, publicly available information and industry publications. We believe that these sources are generally reliable, but the accuracy and completeness of this information is not guaranteed. We have not independently verified such information, and we do not make any representation as to the accuracy of such information.

Unless otherwise indicated in this prospectus supplement and the accompanying prospectus all dollar amounts and references to “$” or “US$” are to U.S. dollars and references to “C$” are to Canadian dollars. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain translations of some Canadian dollar amounts into U.S. dollars solely for your convenience. On February 16, 2023, the Bank of Canada daily rate of exchange was US$1.00 = C$1.3439.

In this prospectus supplement and the accompanying prospectus, unless the context otherwise requires, references to “we,” “us,” “our” or similar terms, as well as references to “Medicenna” or the “Company,” refer to Medicenna Therapeutics Corp., either alone or together with our subsidiaries.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein include references to trade names and trade-marks of other companies, which trade names and trade-marks are the property of their respective owners.

S-1

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, contain certain statements that are “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act and applicable securities laws. All statements contained herein that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “expect”, “estimate”, “may”, “will”, “could”, “leading”, “intend”, “contemplate”, “shall” and similar expressions are generally intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements. Examples of such forward-looking statements include, but are not limited to:

•	the therapeutic potential and clinical development and related milestones of the Company’s Superkines and Empowered Superkines including MDNA11, the BiSKITsTM platform and bizaxofusp (formerly MDNA55);

•	the timely completion of the milestones related to the MDNA11 ABILITY Study (as defined below);

•	the impact of delays on clinical data;

•	a potential strategic partnership to facilitate bizaxofusp’s further development and commercialization; and

•	the use of proceeds from this offering.

All forward-looking statements reflect our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but rather on management’s expectations regarding future activities, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities.

By its nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, known and unknown, that contribute to the possibility that the predictions, forecasts, projections or other forward-looking statements will not occur. In evaluating forward-looking statements, readers should specifically consider various factors, including the risks outlined under the heading “Risk Factors” in this prospectus supplement and in the documents incorporated by reference herein. Some of these risks and assumptions include, among others:

•	the lack of product revenue and inability to continue operations and research and development without sufficient funding;

•	the Company’s requirements for, and our ability to obtain, future funding on favourable terms or at all;

•	the Company’s history of losses and expectations of future losses;

•	the Company’s inability to complete development of or the inability to commercialize (if approved) the Company’s product candidates, which are in the early stages of development;

•	the expense, length, and uncertainty of clinical drug development programs;

•	the inability to achieve publicly announced milestones according to schedule, or at all;

•	the risk that competitors may develop and market products that are more effective that the Company’s product candidates or that the products developed by competitors may render the Company’s product candidates obsolete or uncompetitive;

•	the Company’s inability to secure a partnership for bizaxofusp (formerly MDNA55);

•	the costs and uncertainty associated with extensive government regulation;

•	the obtaining of regulatory approvals, including delays or negative outcomes from the regulatory approval process;

•	the potential negative results from clinical trials or studies, or adverse safety events involving the targets of the Company’s products, including in the demonstration of efficacy and safety;

S-2

•	the pharmacokinetic (“PK”) and pharmacodynamic (“PD”) properties of MDNA11;

•	the tumour response data from our clinical trials;

•	the risk of product liability claims;

•	the Company’s inability to enroll subjects in clinical trials or complete clinical trials on a timely basis

•	the failure of our product candidates to receive the marketing approval or market acceptance necessary for commercial success;

•	the potential for environmental exposure to hazardous or radioactive materials that are used in the Company’s discovery and development process;

•	the disruption in the availability of key components for ongoing clinical studies that could delay clinical studies, product testing, and regulatory approval of the Company’s product candidates

•	the Company’s reliance on third parties for the planning, conduct, and monitoring of preclinical and clinical trials and for the manufacture of drug product;

•	the Company’s reliance on contract manufacturers over whom the Company has limited control;

•	the loss of license rights due to breach of license agreements;

•	the conditions and restrictions of the Cancer Prevention Research Institute of Texas (“CPRIT”) grant;

•	the potential uses of proceeds generated under Company’s offerings;

•	the ability to protect the Company’s intellectual property and proprietary technology;

•	the ability for the Company to obtain patent’s term extensions;

•	the potential involvement in intellectual property litigation;

•	the risk that third parties to whom we rely for product development may not adequately protect the Company’s trade secrets;

•	the risk of product liability claims;

•	the limitations surrounding intellectual property rights

•	the volatility in the price of our common shares

•	the dilution of investor’s voting power and reductions in earnings per share owing to future issuances of equity or the conversion of securities into common shares;

•	the fact that future profits will likely be used for the continued growth of the Company’s business and not for the payment of dividends

•	the Company’s treatment as a passive foreign investment company and potential adverse U.S. federal income tax consequences associated with such treatment;

•	the difficulty U.S. investors may face in bringing actions against the Company for violations of U.S. federal or state securities laws and challenges in enforcing the judgments of U.S. courts against the Company and its directors and executive officers;

•	the Company’s status as a foreign private issuer under applicable U.S. securities laws;

•	the ability of the Company’s significant shareholders to assert a material influence over the Company’s operations and governance;

•	the adverse impact of factors outside our control, such as global health pandemics, natural disasters, geopolitical conflict and macroeconomic challenges;

•	the Company’s ability to successfully manage its growth;

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•	the failure of any acquired business, product, service, or alliance to yield expected benefits

•	the Company’s dependence upon certain key personnel, the loss of whom could adversely affect our ability to achieve our business objectives;

•	changes in government regulations that could impact our business and operations;

•	failure to comply with the U.S. Foreign Corrupt Practices Act, the Canadian Corruption of Foreign Public Officials Act and other global corruption and anti-bribery laws;

•	a failure to comply with healthcare laws;

•	foreign currency exchange risks relating to the relative value of the United States dollar;

•	the failure of our disclosure controls and procedures to detect all errors or prevent all incidences of fraud;

•	the failure to maintain an effective system of internal controls;

•	the vulnerability of the computer and information systems of the Company, its consultants and contractors, and third-parties on which the Company relies, to security breaches or failure; and

•	the pursuit of opportunities for further research and development or additional business opportunities.

Although the forward-looking statements contained in this prospectus supplement are based upon what our management believes to be reasonable assumptions, we cannot assure readers that actual results will be consistent with these forward-looking statements.

Any forward-looking statements represent our estimates only as of the date of this prospectus supplement and should not be relied upon as representing our estimates as of any subsequent date. We undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

You should read carefully the risk factors described in this prospectus supplement and the documents incorporated by reference in this prospectus supplement for a description of certain risks that could, among other things, cause actual results to differ from these forward-looking statements.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights key aspects of this offering and certain information contained elsewhere in this prospectus supplement and the documents incorporated by reference. This summary is not complete and does not contain all of the information that may be important to you or that you should consider before investing in our common shares. You should read carefully the other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus before investing in our common shares. You should pay special attention to the risks and uncertainties identified under the captions “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F, when determining whether an investment in our common shares is appropriate for you.

Our Company

We are an immunotherapy company developing novel, highly selective versions of interleukin-2 (“IL-2”), interleukin-4 (“IL-4”) and interleukin-13 (“IL-13”) tunable cytokines, called “Superkines”. These Superkines can be developed either on their own as short or long-acting therapeutics or fused with cell killing proteins to generate Empowered Superkines that precisely deliver potent payloads to cancer cells without harming adjacent healthy cells. Superkines can also be fused with a large variety of proteins, antibodies and even other Superkines to incorporate two synergistic therapeutic activities into one molecule, creating novel Bi-Functional SuperKine ImmunoTherapies referred to by us as BiSKITsTM. Our mission is to become the leader in the development and commercialization of Superkines, Empowered Superkines and BiSKITTM for the treatment of a broad range of cancers and other diseases. We seek to achieve our goals by drawing on our expertise, and that of world-class collaborators and advisors, to develop Revolutionary Medicines using Evolutionary Superkines. Compared to naturally occurring cytokines – that bind to multiple receptors on many cell types – Superkines are engineered with unique selectivity toward specific receptor subtypes and defined target cell subsets to precisely activate or inhibit relevant signalling pathways or immune cells in order to improve therapeutic efficacy and safety.

We have built diverse platforms, each comprised of a pipeline of Superkine candidates in-licensed from Leland Stanford Junior University (“Stanford”). This includes the MDNA109 platform that consists of IL-2 agonists, IL-2 antagonists and partial agonists of IL-2. Additional assets from Stanford also include several super-agonists of IL-4 and IL-13 and dual IL-4/IL-13 antagonists. In addition, we have also independently developed therapeutic agents based on our Empowered Superkine and BiSKITTM platforms.

The most advanced of these programs is the MDNA109 platform which is a genetically engineered IL-2 Superkine designed to specifically bind to CD122 (IL-2Rβ) with high affinity. To further enhance its selectivity, two additional mutations (FEAA) were incorporated in MDNA109 to abolish binding to CD25. To improve the PK properties of the highly selective version of MDNA109 (MDNA109FEAA), it was genetically fused to protein scaffolds such as the Fc domain of IgG1 (MDNA19) or human albumin (MDNA11) effectively increasing the size of the Superkine and improving its half-life to avoid frequent daily dosing required for Proleukin®.

We believe that, unlike Proleukin®, both MDNA11 and MDNA19, have superior PK properties, lack CD25 binding to improve safety and reduce immune suppression, potently stimulate effector T cells, reverse natural killer cell exhaustion and act with exceptional synergy when combined with checkpoint inhibitors.

Although MDNA19 was initially identified as our lead IL-2 candidate, a pilot non-human primate study comparing MDNA11 with MDNA19 demonstrated that the former had better PK and PD features. We are therefore advancing the clinical development of MDNA11 as it is a more promising molecule and has been selected as the lead IL-2 Superkine candidate. We initiated the Phase 1/2 ABILITY Study (A Beta-only IL-2 ImmunoTherapY Study) with MDNA11 (the “ABILITY Study”) in the third calendar quarter of 2021. MDNA19 remains relevant for us as it provides unique design features in the development of our BiSKITsTM platform. Our BiSKITsTM platform allows us to develop designer Superkines by fusing them to other proteins, antibodies, cytokines or other Superkines, resulting in two distinct but synergistic functions into one molecule: a BiSKITTM.

Complementing our Superkine platform is bizaxofusp (formerly MDNA55), Medicenna’s Empowered Superkine, for the treatment of recurrent glioblastoma (“rGBM”), the most common and uniformly fatal form of brain cancer. Bizaxofusp is a fusion of a circularly permuted version of IL-4, fused to a potent fragment of the bacterial toxin, Pseudomonas exotoxin (“PE”), and is designed to preferentially target tumor cells that over-express the interleukin 4 receptor (“IL-4R”). Bizaxofusp has been studied in five clinical trials in 132 patients, including 112 patients with rGBM, the results of which support our belief that it has superior efficacy when compared to the current standard of care. Bizaxofusp has secured Orphan Drug Status from the United States Food and Drug Administration (“FDA”) and the European Medicines Agency as well as Fast Track Designation from the FDA for the treatment of rGBM and other types of high grade glioma. We continue to pursue a strategic partnership to facilitate bizaxofusp’s further development and commercialization.

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Recent Developments

On November 10, 2022, we announced new safety, PK, and PD data from the first four dose escalation cohorts of the Phase 1/2 ABILITY Study of MDNA11, our “beta-only”long-acting IL-2 super-agonist. The data were featured in two posters presented at the Society for Immunotherapy of Cancer (SITC) 37th Annual Meeting, which took place from November 8 –12, 2022.

In December 2022, previously reported data from the Phase 1/2 ABILITY Study of MDNA11 were featured in an oral presentation at the 2022 Immunotherapy Bridge Conference. The presentation, titled “Early Results of an IL-2 Superkine (MDNA11) from the Phase 1/2 ABILITY Study in Advanced Solid Tumors” was delivered by Arash Yavari, M.B.B.S., DPhil., M.R.C.P., Principal Investigator at the Radcliffe Department of Medicine, University of Oxford and Principal Clinical Advisor to Medicenna.

On January 5, 2023, we announced that the U.S. Patent and Trademark Office (USPTO) has issued U.S. Patent No. 11,542,312 titled “IL-2 Superagonists in Combination with Anti-PD-1.” The patent provides intellectual property (IP) protection for methods of treating cancer with an IL-2 Superkine such as MDNA11 and a PD1 (for example, pembrolizumab), PDL1 or CTLA-4 checkpoint inhibitor in combination, as planned in the on-going ABILITY Study, or as a single agent using our BiSKIT™ (Bifunctional SuperKine for ImmunoTherapy) platform. The patent’s term extends into at least 2039 without accounting for any potential extensions.

In January 2023, the full results of a single-arm Phase 2b trial of bizaxofusp (formerly MDNA55) in patients with recurrent glioblastoma were published in the peer-reviewed journal Neuro-Oncology. Results showed the trial met its primary endpoint, with median overall survival (mOS) in the primary and supportive analysis populations exceeding the trial’s pre-defined success criteria and the mOS historically achieved with currently approved therapies.

On February 7, 2023 we announced that the Safety Review Committee had approved dose escalation for Cohort 6 to a target dose of 120 µg/kg dose every two weeks following three priming doses at 30, 60 and 90 µg/kg. Recruitment in this cohort is open.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, including our Annual Report on Form 20-F for the year ended March 31, 2022 and the Current Reports on Form 6-K filed with the SEC on August 15, 2022, November 4, 2022 and February 7, 2023 as described under the caption “Incorporation of Certain Documents by Reference” on page S-20 of this prospectus supplement.

Company Information

We were incorporated under the laws of Canada on February 2, 2015, under the name A2 Acquisition Corp. pursuant to the Business Corporations Act (Alberta). Prior to the completion of the reverse takeover of A2 Acquisition Corp. by the shareholders of Medicenna Therapeutics Inc., the Company amended its articles, changing its name to “Medicenna Therapeutics Corp.” On November 13, 2017, Medicenna continued under the Canada Business Corporations Act (“CBCA”).

Our registered office is located at 2 Bloor St. W., 7th Floor, Toronto, Ontario M4W 3E2 and our telephone number is (416) 648-5555. Our website address is https://www.medicenna.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

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THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. You should carefully read the entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein before making an investment decision.

Issuer	Medicenna Therapeutics Corp.
Common shares offered by us	Shares having an aggregate offering price of up to US$10.0 million.
Common shares to be outstanding following the offering	Up to 85,022,084 shares, based on 69,637,469 common shares outstanding as of December 31, 2022 and assuming sales of 15,384,615 of our common shares in this offering at an offering price of US$0.65 per share, which was the last reported sale price of our common shares on the Nasdaq on February 16, 2023. The actual number of shares issued will vary depending on the sale price under this offering.
Plan of distribution	At prevailing market prices in an “at the market offering” within the meaning of Rule 415(a)(4) under the Securities Act that may be made from time to time through our sales agent, Oppenheimer. See “Plan of Distribution.”
Use of proceeds	We intend to use the net proceeds from the sale of our common shares pursuant to this offering, if any, together with our existing cash and cash equivalents, for working capital and general corporate purposes. See “Use of Proceeds” on page S-10.
Risk factors	Investing in our common shares involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement, as well as those risks and uncertainties identified in the documents incorporated by reference herein or therein, including our most recent Annual Report on Form 20-F.
Nasdaq symbol	MDNA
TSX symbol	MDNA
Income tax considerations	The common shares will be subject to special and complex tax rules for U.S. taxpayers. Holders are urged to consult their tax advisors with respect to the U.S. federal, state, local and foreign tax consequences of purchasing, owning and disposing of the common shares. See “Certain U.S. Federal Income Tax Considerations” on page S-13 of this prospectus supplement.

The number of common shares to be outstanding immediately after this offering is 85,022,084, which is based on 69,637,469 common shares outstanding as of December 31, 2022 and excludes:

•	16,185,386 shares issuable upon exercise of outstanding warrants; and

•	5,755,353 shares issuance upon exercise of outstanding options.

No sales of our common shares under this prospectus supplement will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada.

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RISK FACTORS

Investing in our common shares is speculative and involves a high degree of risk. The following risk factors, as well as risks currently unknown to us, could materially adversely affect our future business, operations and financial condition and could cause them to differ materially from the estimates described in forward-looking information relating to us, or our business, property or financial results, each of which could cause purchasers of our common shares to lose part or all of their investment. In addition to the other information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, prospective investors should carefully consider the factors set out under “Risk Factors” in the accompanying prospectus and our Annual Report on Form 20-F for the year ended March 31, 2022 and the factors set out below in evaluating Medicenna and its business before making an investment in our common shares.

Risks Relating to the Offering

Medicenna’s management team will have broad discretion to use the net proceeds from this offering and its investment of these proceeds may not yield a favorable return. They may invest the proceeds of this offering in ways with which investors disagree.

Our management team will have broad discretion in the application of the net proceeds from this offering and could spend or invest the proceeds in ways with which our shareholders disagree. Accordingly, investors will need to rely on our management team’s judgment with respect to the use of these proceeds. We intend to use the proceeds from this offering in the manner described under “Use of Proceeds.” However, the failure by management to apply these funds effectively could negatively affect our ability to operate and grow our business.

We cannot specify with certainty all of the particular uses for the net proceeds to be received from this offering. Accordingly, we will have broad discretion in using these proceeds. Until the net proceeds are used, they may be placed in investments that do not produce significant income or that may lose value.

You may experience immediate and substantial dilution in the book value per share of the common shares you purchase.

Given that the price per share of our common shares being offered is expected to be higher than the book value per share of our common shares, you may suffer substantial dilution in the net tangible book value of the common shares you purchase in this offering. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common shares in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional of our common shares or other securities convertible into or exchangeable for our common shares. We cannot assure you that we will be able to sell common shares or other securities in any other offering at a price per common share that is equal to or greater than the price per common share paid by investors in this offering, and investors purchasing common shares or other securities in the future could have rights superior to existing shareholders. The price per common share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per common share in this offering.

The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Oppenheimer at any time throughout the term of the Sales Agreement. The number of shares that are sold by Oppenheimer after delivering a placement notice will fluctuate based on the market price of our common shares during the sales period and limits we set with Oppenheimer. Because the price per share of each share sold will fluctuate based on the market price of our common shares during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

S-8

As a foreign private issuer, we are subject to different U.S. securities laws and rules than a domestic U.S. issuer, which may limit the information publicly available to its U.S. shareholders.

We are a foreign private issuer under applicable U.S. federal securities laws and, therefore, are not required to comply with all of the periodic disclosure and current reporting requirements of the Securities Exchange Act of 1934 (the “Exchange Act”) and related rules and regulations. As a result, we do not file the same reports that a U.S. domestic issuer would file with the SEC, although we will be required to file with or furnish to the SEC the continuous disclosure documents that we are required to file in Canada under Canadian securities laws. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short swing” profit recovery provisions of Section 16 of the Exchange Act. Therefore, our shareholders may not know on as timely a basis when our officers, directors and principal shareholders purchase or sell our securities as the reporting periods under the corresponding Canadian insider reporting requirements are longer. In addition, as a foreign private issuer, we are exempt from the proxy rules under the Exchange Act.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

In order to maintain our current status as a foreign private issuer, a majority of our common shares must be either directly or indirectly owned of record by non-residents of the United States unless we also satisfy one of the additional requirements necessary to preserve this status. We may in the future lose our foreign private issuer status if a majority of our common shares are owned of record in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status. The regulatory and compliance costs to us under U.S. federal securities laws as a U.S. domestic issuer may be significantly more than the costs we incur as a Canadian foreign private issuer eligible to use the multijurisdictional disclosure system (“MJDS”) adopted by the United States and Canada. If we are not a foreign private issuer, we would not be eligible to use the MJDS or other foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer.

If a United States person is treated as owning 10% or more of our common shares, such holder may be subject to adverse U.S. federal income tax consequences.

If a United States person is treated as owning (directly, indirectly, or constructively) at least 10% of the value or voting power of our common shares, such person may be treated as a “United States shareholder” with respect to each controlled foreign corporation (“CFC”) in our group (if any). Because our group includes one or more U.S. subsidiaries, certain of our non-U.S. subsidiaries may be treated as CFCs (regardless of whether we are treated as a CFC). A United States shareholder of a CFC may be required to report annually and include in its U.S. taxable income its pro rata share of “Subpart F income,” “global intangible low-taxed income,” and investments in U.S. property by CFCs, regardless of whether we make any distributions. An individual that is a United States shareholder with respect to a CFC generally would not be allowed certain tax deductions or foreign tax credits that would be allowed to a United States shareholder that is a U.S. corporation. Failure to comply with these reporting obligations may subject a United States shareholder to significant monetary penalties, and may prevent the statute of limitations with respect to such shareholder’s U.S. federal income tax return for the year for which reporting was due from starting. We cannot provide any assurances that we will assist investors in determining whether we are or any of our non-U.S. subsidiaries is treated as a CFC or whether any investor is treated as a United States shareholder with respect to any such CFC or furnish to any United States shareholder information that may be necessary to comply with the aforementioned reporting and tax paying obligations. The United States Internal Revenue Service (“IRS”) has provided limited guidance on situations in which investors may rely on publicly available information to comply with their reporting and tax paying obligations with respect to foreign-controlled CFCs. A United States investor should consult its advisors regarding the potential application of these rules to an investment in our common shares.

Other Risks Related to Medicenna’s Business

The duration and impact of the current COVID-19 pandemic is uncertain.

The continued evolution of COVID-19 and its variants, as well as periodic spikes in infection rates and local outbreaks, in spite of safety measures or vaccinations, could cause disruptions to our operations or those of third parties with whom we engage. The COVID-19 pandemic has led to global supply chain challenges, which could adversely impact our ability to conduct business in the manner and timelines presently planned. As new variants of the virus appear, especially variants that are more easily spread, cause more serious outcomes, or are resistant to existing vaccines, new health orders and safety protocols could further impact our operations. The Company will continue to monitor developments of the pandemic and continuously assess its potential further impact on its operations to prevent any disruptions to the conduct of its business and clinical trials. In the event of a prolonged continuation of the pandemic, it is not clear what the potential impact may be on the Company’s business, financial position and financial performance.

We have no sources of product revenue and there is substantial doubt regarding our ability to maintain operations and research and development without sufficient funding.

We have no sources of product revenue and cannot predict when or if it will generate product revenue. Our ability to generate product revenue and ultimately become profitable depend upon our ability, alone or with partners, to successfully develop the product candidates, obtain regulatory approval, and commercialize products, including any of the current product candidates, or other product candidates that may be developed, in-licensed or acquired in the future. We do not anticipate generating revenue from the sale of products for the foreseeable future. We expect research and development expenses to increase in connection with ongoing activities, particularly as MDNA11 is advanced from the dose escalation portion of the Phase 1/2 ABILITY Study into the dose expansion cohorts as well as advancing a lead BiSKIT candidate into Investigational New Drug enabling studies.

S-9

We will require significant additional capital resources to expand our business, in particular the further development of our proposed products. Advancing its product candidates or acquisition and development of any new products or product candidates will require considerable resources and additional access to capital markets. In addition, our future cash requirements may vary materially from those now expected.

We can potentially seek additional funding through corporate collaborations and licensing arrangements, through public or private equity or debt financing, or through other transactions. However, if clinical trial results are neutral or unfavourable, or if capital market conditions in general, or with respect to life sciences companies such as Medicenna, are unfavourable, our ability to obtain significant additional funding on acceptable terms, if at all, will be negatively affected. Additional financing that it may pursue may involve the sale of the Common Shares or financial instruments that are exchangeable for, or convertible into, the Common Shares, which could result in significant dilution to its shareholders. If sufficient capital is not available, the we may be required to delay the implementation of its business strategy, which could have a material adverse effect on its business, financial condition, prospects or results of operations.

As noted in Note 1 of our audited financial statements as of March 31, 2022, we expressed substantial doubt about our ability to continue as a going concern. This disclosure could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. If we fail to raise sufficient capital when needed, we will not be able to complete our proposed business. As a result we may have to liquidate our business and investors may lose their investments. Our ability to continue as a going concern is dependent upon our ability to obtain funding as described above. Investors should consider our disclosure when deciding whether to invest in the Company.

If we fail to continue to meet all applicable Nasdaq Capital Market requirements and the Nasdaq Stock Market determines to delist our common shares, the delisting could adversely affect the market liquidity of our common shares, impair the value of your investment and harm our business.

Our common shares are currently listed on the Nasdaq Capital Market. In order to maintain that listing, we must satisfy minimum financial and other requirements. As previously announced on October 28, 2022, on October 25, 2022, we received a notice from the Listing Qualifications Department of the Nasdaq Stock Market indicating that, for the previous 30 consecutive business days, the bid price for our common shares had closed below the minimum US$1.00 per share required for continued inclusion on the Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(2). The notification letter stated that pursuant to Nasdaq Listing Rule 5810(c)(3)(A), the Company will be afforded 180 calendar days, or until April 24, 2023, to regain compliance with the minimum bid price requirement. In order to regain compliance, shares of the Company’s common shares must maintain a minimum bid closing price of at least US$1.00 per share for a minimum of 10 consecutive business days. If we do not regain compliance by April 24, 2023, Nasdaq will provide written notification to us that our common shares will be delisted. At that time, we may appeal Nasdaq’s delisting determination to a Nasdaq Listing Qualifications Panel. Alternatively, we may be eligible for an additional 180 day grace period if we satisfy all of the requirements, other than the minimum bid price requirement, for continued listing on the Nasdaq Capital Market set forth in Nasdaq Listing Rule 5505.

While we intend to engage in efforts to regain compliance, and thus maintain our listing, there can be no assurance that we will be able to regain compliance during the applicable time periods set forth above. If we fail to continue to meet all applicable Nasdaq Capital Market requirements in the future and Nasdaq determines to delist our common shares, the delisting could substantially decrease trading in our common shares and adversely affect the market liquidity of our common shares; adversely affect our ability to obtain financing on acceptable terms, if at all, for the continuation of our operations; and harm our business. Additionally, the market price of our common shares may decline further and shareholders may lose some or all of their investment. The closing bid price of our common shares on the Nasdaq Capital Market was US$0.65 on February 16, 2023.

The Company is closely monitoring the closing bid price of its common shares and is considering its options to regain compliance with the Minimum Bid Requirement under the Nasdaq Listing Rules. This notice does not have any impact on the Company’s TSX listing.

USE OF PROCEEDS

The amount of net proceeds from this offering will depend upon the number of our common shares sold and the market prices at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement as a source of financing.

We intend to use the net proceeds from the sale of our common shares pursuant to this offering, if any, together with our existing cash and cash equivalents, for (i) ongoing research and development activities; (ii) working capital and general corporate purposes; and (iii) investment in other development programs.

Our management will have broad discretion in the application of the net proceeds, if any, from this offering, and the amounts and timing of our actual expenditures will depend on numerous factors, including those listed under the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein. We therefore cannot estimate with certainty the amount of net proceeds to be used for the purposes described above. While we intend to spend the net proceeds of the offering as stated above, there may be circumstances where, for sound business reasons, a re-allocation of funds may be necessary or advisable.

S-10

DILUTION

If you invest in our common shares, your interest will be diluted to the extent the price per share you pay in this offering exceeds the net tangible book value per share of our common shares immediately after you purchase shares in this offering. As of December 31, 2022, our net tangible book value was approximately (US$25.9 million), or approximately US$0.37 per share, based on 69,637,469 common shares outstanding as of December 31, 2022. Our net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of our common shares outstanding as of December 31, 2022.

After giving effect to the sale of our common shares in the assumed aggregate amount of US$10.0 million at an assumed offering price of US$0.65 per common share, which is the last reported sale price of our common shares on the Nasdaq on February 16, 2023, and after deducting estimated offering expenses and commissions payable by us, our net tangible book value as of December 31, 2022 would have been US$35.4 million, or US$0.42 per share. This would represent an immediate increase in net tangible book value of US$0.05 per share to our existing shareholders and an immediate dilution in net tangible book value of US$0.23 per share to new investors in this offering.

The following table illustrates this calculation on a per common share basis:

Assumed public offering price per share	US$0.65
Net tangible book value per share at December 31, 2022	US$0.37
Increase in net tangible book value per share attributable to the offering	US$0.05
As adjusted net tangible book value per share after giving effect to the offering	US$0.42
Dilution in net tangible book value per share to new investors in this offering	US$0.23

Notwithstanding the assumptions reflected in this table, the shares sold in this offering, if any, will be sold from time to time at various prices. The dilution per share to new investors purchasing our common shares in this offering will depend on the number and price of our common shares that are sold in this offering.

The number of common shares shown as outstanding in the table above is based on 69,637,469 common shares outstanding as of December 31, 2022 and excludes:

•	16,185,386 shares issuable upon exercise of outstanding warrants; and

•	5,755,353 shares issuance upon exercise of outstanding options.

To the extent that outstanding warrants or options are converted or exercised or other shares or securities convertible or exercisable into shares are issued, investors purchasing our common shares in this offering may experience further dilution. In addition, we may choose to issue additional common shares, or securities convertible into or exchangeable for common shares, in the future. The issuance of these securities could result in further dilution for investors purchasing our common shares in this offering.

S-11

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Oppenheimer under which we may issue and sell our common shares having an aggregate offering price of up to US$10.0 million from time to time through or to Oppenheimer as our sales agent or principal. Sales of our common shares, if any, under this prospectus supplement will be by any method that is deemed to be an “at the market offering,” as defined in Rule 415 under the Securities Act. If authorized by us in writing, Oppenheimer may purchase our common shares as principal.

Oppenheimer will offer our common shares subject to the terms and conditions of the Sales Agreement on a daily basis or as otherwise agreed upon by us and Oppenheimer. We will designate the maximum amount of common shares to be sold through Oppenheimer on a daily basis or otherwise determine such maximum amount together with Oppenheimer. Subject to the terms and conditions of the Sales Agreement, Oppenheimer will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of our common shares requested to be sold by us. We may instruct Oppenheimer not to sell our common shares if the sales cannot be effected at or above the price designated by us in any such instruction. Oppenheimer or we may suspend the offering of our common shares being made through Oppenheimer under the Sales Agreement upon proper notice to the other party. Oppenheimer and we each have the right, by giving written notice as specified in the Sales Agreement, to terminate the Sales Agreement in each party’s sole discretion at any time. The offering of our common shares pursuant to the Sales Agreement will otherwise terminate upon the termination of the Sales Agreement as provided therein.

The aggregate compensation payable to Oppenheimer as sales agent will be an amount equal to 3.0% of the gross proceeds of any shares sold through it pursuant to the Sales Agreement. We have also agreed to reimburse Oppenheimer up to US$70,000 of Oppenheimer’s actual outside legal expenses incurred by Oppenheimer in connection with this offering. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Oppenheimer under the Sales Agreement, will be approximately US$130,000.

The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common shares.

Oppenheimer will provide written confirmation to us following the close of trading on the Nasdaq Capital Market on each day in which the common shares are sold through it as sales agent under the Sales Agreement. Each confirmation will include the number of common shares sold through it as sales agent on that day, the volume weighted average price of the common shares sold, the percentage of the daily trading volume and the net proceeds to us.

Settlement for sales of our common shares will occur, unless the parties agree otherwise, on the second business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least quarterly the number of common shares sold through Oppenheimer under the Sales Agreement, the net proceeds to us and the compensation paid by us to Oppenheimer in connection with the sales of common shares during the relevant period.

In connection with the sales of common shares on our behalf, Oppenheimer will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Oppenheimer will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to Oppenheimer against certain liabilities, including liabilities under the Securities Act. As sales agent, Oppenheimer will not engage in any transactions that stabilize our common shares.

No sales of our common shares under this prospectus supplement will be made in Canada, to anyone known by the sales agent to be a resident of Canada or over or through the facilities of the TSX or any other exchange or market in Canada.

Our common shares are listed on the TSX and on the Nasdaq under the symbol “MDNA”. The TSX has conditionally approved the listing of the common shares issuable pursuant to the Sales Agreement, subject to the Company fulfiling all of the listing requirements of the TSX.

Our registrar and transfer agent is TSX Trust Company.

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Scope of this Summary

CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS

The following is a general summary of certain material US federal income tax considerations applicable to a US Holder, as defined below, arising from and relating to the acquisition, ownership, and disposition of our common shares acquired in the offering.

This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential US federal income tax considerations that may apply to a US Holder arising from and relating to the acquisition, ownership, and disposition of our common shares. In addition, this summary does not take into account the individual facts and circumstances of any particular US Holder that may affect the US federal income tax consequences to such US Holder, including, without limitation, specific tax consequences to a US Holder under an applicable income tax treaty. Accordingly, this summary is not intended to be, and should not be construed as, legal or US federal income tax advice with respect to any US Holder. This summary does not address the US federal alternative minimum, US federal estate and gift, US state and local, and non-US tax consequences to US Holders of the acquisition, ownership, and disposition of our common shares. In addition, except as specifically set forth below, this summary does not discuss applicable tax reporting requirements. Each prospective US Holder should consult its own tax advisors regarding the US federal, US federal alternative minimum, US federal estate and gift, US state and local, and non-US tax consequences relating to the acquisition, ownership and disposition of our common shares.

No ruling from the Internal Revenue Service (the “IRS”) has been requested, or will be obtained, regarding the US federal income tax consequences of the acquisition, ownership, and disposition of our common shares. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the authorities on which this summary is based are subject to various interpretations, the IRS and the US courts could disagree with one or more of the conclusions described in this summary.

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary, or proposed), published rulings of the IRS, published administrative positions of the IRS, the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Treaty”), and US court decisions that are applicable, and, in each case, as in effect and available, as of the date hereof. Any of the authorities on which this summary is based could be changed in a material and adverse manner at any time, and any such change could be applied retroactively. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation.

US Holders

For purposes of this summary, the term “US Holder” means a beneficial owner of our common shares acquired in the offering that is for US federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or other entity classified as a corporation for US federal income tax purposes) organized under the laws of the United States, any state thereof or the District of Columbia;

•	an estate whose income is subject to US federal income taxation regardless of its source; or

•	a trust that (a) is subject to the primary supervision of a court within the United States and the control of one or more US persons for all substantial decisions or (b) has a valid election in effect under applicable Treasury Regulations to be treated as a US person.

US Holders Subject to Special US Federal Income Tax Rules Not Addressed

This summary does not address the US federal income tax considerations applicable to US Holders that are subject to special provisions under the Code, including, but not limited to, US Holders that: (a) are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) are financial institutions, underwriters, insurance companies, real estate investment trusts, or regulated investment companies; (c) are broker-dealers, dealers, or traders in securities or currencies that elect to apply a mark-to-market accounting method; (d) have a “functional currency” other than the US dollar; (e) own our common shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (f) acquire our common shares in connection with the exercise of employee stock options or otherwise as compensation for services; (g) hold our common shares other than as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment purposes); (h) own, have owned or will own (directly, indirectly, or by attribution) 10% or more of the total combined voting power or value of our outstanding shares or (i) are US expatriates or former long-term residents of the United States. US Holders that are subject to special provisions under the Code, including, but not limited to, US Holders described immediately above, should consult their tax advisors regarding the US federal, US federal alternative minimum, US federal estate and gift, US state and local, and non-US tax consequences relating to the acquisition, ownership and disposition of our common shares.

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If an entity or arrangement that is classified as a partnership (or other “pass-through” entity) for US federal income tax purposes holds our common shares, the US federal income tax consequences to such entity or arrangement and the partners (or other owners or participants) of such entity or arrangement generally will depend on the activities of the entity or arrangement and the status of such partners (or owners or participants). This summary does not address the tax consequences to any such partner (or owner or participant). Partners (or other owners or participants) of entities or arrangements that are classified as partnerships (or as other “pass-through” entities) for US federal income tax purposes should consult their own tax advisors regarding the US federal income tax consequences arising from and relating to the acquisition, ownership, and disposition of our common shares.

General Rules Applicable to the Ownership and Disposition of Common Shares

The following discussion describes the general rules applicable to the ownership and disposition of our common shares but is subject in its entirety to the special rules described below under the heading “PFIC Rules.”

Distributions on Common Shares

Subject to the discussion under “PFIC Rules,” a US Holder that receives a distribution, including a constructive distribution, as described below, with respect to our common shares will be required to include the amount of such distribution in gross income as a dividend (without reduction for any Canadian income tax withheld from such distribution, subject to the discussion below under “Foreign Tax Credit”) to the extent of our current and accumulated “earnings and profits,” as computed for US federal income tax purposes. To the extent that a distribution exceeds our current or accumulated “earnings and profits,” such distribution will be treated first as a tax-free return of capital to the extent of a US Holder’s tax basis in our common shares and thereafter as gain from the sale or exchange of such common shares. (See “Sale or Other Taxable Disposition of Common Shares”, below.) However, we may not maintain the calculations of our earnings and profits in accordance with US federal income tax principles, each US Holder should assume that any distribution by us with respect to our common shares will be reported as dividends for US federal income tax purposes. Any corporate US Holders should consult their tax advisors on the eligibility to receive the “dividends received deduction,” including in connection with the rules applicable to PFICs, discussed below. Subject to applicable limitations and provided we are eligible for the benefits of the Treaty, dividends paid by us to non-corporate US Holders, including individuals, generally will be eligible for the preferential tax rates applicable to dividends, provided certain holding period and other conditions are satisfied, including that we not be classified as a PFIC in the tax year of distribution or in the preceding tax year with respect to such US Holder. A dividend generally will be taxed to a US Holder at ordinary income tax rates if we are a PFIC for the tax year of such distribution or the preceding tax year. As discussed below under “PFIC Rules,” we believe that we may be a PFIC for the current tax year and in future tax years. Thus, we believe that dividends received on our common shares by non-corporate US Holders are not expected to be eligible for the preferential “qualified dividend” income tax rate. The dividend rules are complex, and each US Holder should consult its tax advisors regarding the application of such rules.

Sale or Other Taxable Disposition of Common Shares

Subject to the discussion under “PFIC Rules,” upon the sale or other taxable disposition of our common shares, a US Holder generally will recognize capital gain or loss in an amount equal to the difference between (a) the sum of the US dollar value of cash received plus the fair market value of any property received and (b) such US Holder’s tax basis in such common shares sold or otherwise disposed of. A US Holder’s tax basis in our common shares generally will be such holder’s US dollar cost for such common shares (adjusted for gains or losses previously recognized in connection with the rules applicable to PFICs, to the extent applicable, discussed below). Gain or loss recognized on such sale or other disposition generally will be long-term capital gain or loss if, at the time of the sale or other disposition, our common shares have been held for more than one year.

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Preferential tax rates currently apply to long-term capital gain of a US Holder that is an individual, estate, or trust. There are currently no preferential tax rates for long-term capital gain of a US Holder that is a corporation. Deductions for capital losses are subject to significant limitations under the Code.

PFIC Rules

PFIC Status

We believe we were classified as a PFIC during the tax years ended March 31, 2022 and 2021, and based on current business plans and financial expectations, we believe that we may be a PFIC for the current tax year and in future tax years. If we are a PFIC for any year during a US Holder’s holding period, then certain potentially adverse rules may affect the US federal income tax consequences to a US Holder as a result of the acquisition, ownership and disposition of our common shares. The determination of whether any corporation is, was, or will be, a PFIC for a tax year depends, in part, on the application of complex US federal income tax rules, which are subject to differing interpretations. In addition, whether any corporation will be a PFIC for any tax year depends on the assets and income of such corporation over the course of each such tax year and, as a result, cannot be predicted with certainty as of the date hereof. Accordingly, there can be no assurance that the IRS will not challenge any determination made by us concerning our PFIC status and the PFIC status of our subsidiaries. Each US Holder should consult its tax advisors regarding our PFIC status and the PFIC status of our subsidiaries.

In any year in which we are classified as a PFIC, a US Holder of our common shares will be required to file an annual report with the IRS containing such information as Treasury Regulations and/or other IRS guidance may require. In addition to penalties, a failure to satisfy such reporting requirements may result in an extension of the time period during which the IRS can assess a tax. US Holders should consult their tax advisors regarding the requirements of filing such information returns under these rules, including the requirement to file an IRS Form 8621 annually.

We generally will be a PFIC for a tax year if, during such tax year, (a) 75% or more of our gross income is passive income (the “income test) or (b) 50% or more of the value of our assets either produce passive income or are held for the production of passive income, based on the quarterly average of the fair market value of such assets (the “asset test”). For purposes of the PFIC income test and asset test described above, if we own, directly or indirectly, 25% or more of the total value of the outstanding shares of another corporation, we will be treated as if we (a) held a proportionate share of the assets of such other corporation and (b) received directly a proportionate share of the income of such other corporation. Passive income generally includes dividends, interest, rents, royalties and capital gains, but generally excludes rents and royalties which are derived in the active conduct of a trade or business or are amounts received from a related person that are properly allocable to the non-passive income of such related person.

Under certain attribution rules, if we are a PFIC, US Holders will generally be deemed to own their proportionate share of our direct or indirect equity interest in any company that is also a PFIC (a “Subsidiary PFIC”) and will generally be subject to US federal income tax on their proportionate share of (a) any “excess distributions,” as described below, on the stock of a Subsidiary PFIC and (b) any gain from the disposition or deemed disposition of the stock of a Subsidiary PFIC by us or another Subsidiary PFIC, both as if such US Holders directly held the shares of such Subsidiary PFIC. In addition, US Holders may be subject to US federal income tax on any indirect gain realized on the stock of a Subsidiary PFIC on the sale or disposition of our common shares. Accordingly, US Holders should be aware that they could be subject to tax under the PFIC rules even if no distributions are received and no redemptions or other dispositions of our common shares are made.

Default PFIC Rules Under Section 1291 of the Code

If we are a PFIC for any tax year during which a US Holder owns our common shares, the US federal income tax consequences to such US Holder of the acquisition, ownership, and disposition of such shares will depend on whether and when such US Holder makes an election to treat us and each Subsidiary PFIC, if any, as a qualified electing fund under Section 1295 of the Code (such an election, a “QEF Election”), or makes a mark-to-market election with respect to our common shares under Section 1296 of the Code (such an election, a “Mark-to-Market Election”). A US Holder that does not make either a QEF Election or a Mark-to-Market Election will be referred to in this summary as a “Non-Electing US Holder.”

A Non-Electing US Holder will be subject to the rules of Section 1291 of the Code (described below) with respect to (a) any gain recognized on the sale or other taxable disposition of our common shares and (b) any “excess distribution” received on our common shares. A distribution generally will be an “excess distribution” to the extent that such distribution (together with all other distributions received in the current tax year) exceeds 125% of the average distributions received during the three preceding tax years (or during a US Holder’s holding period for our common shares, if shorter).

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Under Section 1291 of the Code, any gain recognized on the sale or other taxable disposition of our common shares (including an indirect disposition of the stock of any Subsidiary PFIC), and any “excess distribution” received on our common shares or with respect to the stock of a Subsidiary PFIC, must be ratably allocated to each day in a Non-Electing US Holder’s holding period for the common shares. The amount of any such gain or excess distribution allocated to the tax year of the disposition of the excess distribution and to years before we (or any Subsidiary PFIC) became a PFIC, if any, would be taxed as ordinary income (and not eligible for certain preferred rates). The amounts allocated to any other tax year would be subject to US federal income tax at the highest tax rate applicable to ordinary income in each such year, and an interest charge would be imposed on the tax liability for each such year, calculated as if such tax liability had been due in each such year. A Non-Electing US Holder that is not a corporation must generally treat any such interest paid as “personal interest,” which is generally not deductible.

If we are a PFIC for any tax year during which a Non-Electing US Holder holds our common shares, we will continue to be treated as a PFIC with respect to such Non-Electing US Holder, regardless of whether we cease to be a PFIC in one or more subsequent tax years. A Non-Electing US Holder may be able to terminate this deemed PFIC status by electing to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed herein), but not loss, as if such common shares were sold on the last day of the last tax year for which we were a PFIC.

QEF Election

A US Holder that makes a timely and effective QEF Election for the first tax year in which the holding period of its common shares begins generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to its common shares. A US Holder that makes a timely and effective QEF Election with respect to its common shares will be subject to US federal income tax on such US Holder’s pro rata share of (a) our net capital gain, which will be taxed as long-term capital gain to such US Holder, and (b) our ordinary earnings, which will be taxed as ordinary income to such US Holder. Generally, “net capital gain” is the excess of (a) net long-term capital gain over (b) net short-term capital loss, and “ordinary earnings” are the excess of (a) “earnings and profits” over (b) net capital gain. The net capital gain amount cannot exceed current earnings and profits in a taxable year. The IRS has not issued rules regarding the allocation of net capital gain and ordinary earnings amounts to multiple classes of stock. Accordingly, the proper manner for allocating such items between our common shares is not certain. A US Holder that makes a QEF Election with respect to its common shares will be subject to US federal income tax on such amounts for each tax year in which we are a PFIC, regardless of whether such amounts are actually distributed to such US Holder by us. However, for any tax year in which we are a PFIC and have no net income or gain, US Holders that have made a QEF Election would not have any income inclusions as a result of the QEF Election. If a US Holder that made a QEF Election has an income inclusion, such a US Holder may, subject to certain limitations, elect to defer payment of current US federal income tax on such amounts, subject to an interest charge. If such US Holder is not a corporation, any such interest paid will generally be treated as “personal interest,” which is generally not deductible.

A US Holder that makes a timely and effective QEF Election with respect to us generally (a) would receive any distributions from us tax free to the extent that such distribution represents our “earnings and profits” that were previously included in income by the US Holder because of such QEF Election and (b) would adjust its tax basis in our common shares to reflect the amount included in income and/or received as a tax-free distribution because of such QEF Election. In addition, a US Holder that makes a QEF Election generally will recognize capital gain or loss on the sale or other taxable disposition of our common shares.

The procedure for making a QEF Election, and the US federal income tax consequences of making a QEF Election, will depend on whether such QEF Election is “timely”. A QEF Election will be treated as timely if such QEF Election is made for the first year in the US Holder’s holding period for our common shares in which we were a PFIC. A US Holder may make a timely QEF Election by filing the appropriate QEF Election documents at the time such US Holder files a US federal income tax return for such year. If a US Holder does not make a timely and effective QEF Election for the first year in the US Holder’s holding period for our common shares the US Holder may still be able to make a timely and effective QEF Election in a subsequent year if such US Holder meets certain requirements and makes a “purging” election to recognize gain (which will be taxed under the rules of Section 1291 of the Code discussed above) as if such common shares were sold for their fair market value on the day the QEF Election is effective. If a US Holder makes a QEF Election but does not make a “purging” election to recognize gain, as discussed in the preceding sentence, then such US Holder shall continue to be subject to tax under the rules of Section 1291 discussed above. If a US Holder owns PFIC stock indirectly through another PFIC, separate QEF Elections must be made for the PFIC in which the US Holder is a direct shareholder and the Subsidiary PFIC for the QEF rules to apply to both PFICs.

A QEF Election will apply to the tax year for which such QEF Election is timely made and to all subsequent tax years, unless such QEF Election is invalidated or terminated or the IRS consents to revocation of such QEF Election. If a US Holder makes a QEF Election and, in a subsequent tax year, we cease to be a PFIC, the QEF Election will remain in effect (although it will not be applicable) during those tax years in which we are not a PFIC. Accordingly, if we become a PFIC in another subsequent tax year, the QEF Election will be effective and the US Holder will be subject to the QEF rules described above during any subsequent tax year in which we qualify as a PFIC.

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We (a) intend to use commercially reasonable efforts to make available to US Holders, upon their written request after the end of a tax year, information as to our status as a PFIC, and (b) for each year in which we are a PFIC, provide to a US Holder, upon written request, all information and documentation that a US Holder making a QEF Election with respect to us is required to obtain for US federal income tax purposes. We may elect to provide such information on our website. However, US Holders should be aware that we can provide no assurances that we will provide any such information relating to a Subsidiary PFIC. Because we may own shares in one or more Subsidiary PFICs at any time, US Holders will continue to be subject to the rules discussed above with respect to the taxation of gains and excess distributions with respect to any Subsidiary PFIC for which the US Holders do not obtain the required information. Each US Holder should consult its tax advisors regarding the availability of, and procedure for making, a QEF Election with respect to us and any Subsidiary PFIC.

A US Holder makes a QEF Election by attaching a completed IRS Form 8621, including a PFIC Annual Information Statement, to a timely filed US federal income tax return. However, if we do not provide the required information with regard to us or any of our Subsidiary PFICs, US Holders will not be able to make a QEF Election for such entity and will continue to be subject to the rules of Section 1291 of the Code, discussed above, that apply to Non-Electing US Holders with respect to the taxation of gains and excess distributions.

Mark-to-Market Election

A US Holder may make a Mark-to-Market Election with respect to our common shares only if our common shares are marketable stock. Our common shares generally will be “marketable stock” if our common shares are regularly traded on (a) a national securities exchange that is registered with the SEC, (b) the national market system established pursuant to section 11A of the Exchange Act, or (c) a foreign securities exchange that is regulated or supervised by a governmental authority of the country in which the market is located, provided that (i) such foreign exchange has trading volume, listing, financial disclosure, and surveillance requirements, and meets other requirements and the laws of the country in which such foreign exchange is located, together with the rules of such foreign exchange, ensure that such requirements are actually enforced and (ii) the rules of such foreign exchange effectively promote active trading of listed stocks. If such stock is traded on such a qualified exchange or other market, such stock generally will be “regularly traded” for any calendar year during which such stock is traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Our common shares are currently traded on Nasdaq, a national securities exchange in the United States which is registered with the SEC. We believe that our common shares were “regularly traded” in the second, third and fourth calendar quarters of 2022 and we expect that our common shares will be “regularly traded” in the first calendar quarter of 2023. However, there can be no assurance that our common shares will be “regularly traded” in subsequent calendar quarters. US Holders should consult their tax advisors regarding the marketable stock rules.

A US Holder that makes a Mark-to-Market Election with respect to its common shares generally will not be subject to the rules of Section 1291 of the Code discussed above with respect to such common shares. However, if a US Holder does not make a Mark-to-Market Election beginning in the first tax year of such US Holder’s holding period for our common shares for which we are a PFIC or such US Holder has not made a timely QEF Election, the rules of Section 1291 of the Code discussed above will apply to certain dispositions of, and distributions on, our common shares.

A US Holder that makes a Mark-to-Market Election will include in ordinary income, for each tax year in which we are a PFIC, an amount equal to the excess, if any, of (a) the fair market value of our common shares, as of the close of such tax year over (b) such US Holder’s adjusted tax basis in such common shares. A US Holder that makes a Mark-to-Market Election will be allowed a deduction in an amount equal to the excess, if any, of (a) such US Holder’s adjusted tax basis in our common shares, over (b) the fair market value of such common shares (but only to the extent of the net amount of previously included income as a result of the Mark-to-Market Election for prior tax years).

A US Holder that makes a Mark-to-Market Election generally also will adjust such US Holder’s tax basis in our common shares to reflect the amount included in gross income or allowed as a deduction because of such Mark-to-Market Election. In addition, upon a sale or other taxable disposition of our common shares, a US Holder that makes a Mark-to-Market Election will recognize ordinary income or ordinary loss (not to exceed the excess, if any, of (a) the amount included in ordinary income because of such Mark-to-Market Election for prior tax years over (b) the amount allowed as a deduction because of such Mark-to-Market Election for prior tax years). Losses that exceed this limitation are subject to the rules generally applicable to losses provided in the Code and Treasury Regulations.

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A US Holder makes a Mark-to-Market Election by attaching a completed IRS Form 8621 to a timely filed United States federal income tax return. A Mark-to-Market Election applies to the tax year in which such Mark-to-Market Election is made and to each subsequent tax year, unless our common shares cease to be “marketable stock” or the IRS consents to revocation of such election. Each US Holder should consult its tax advisors regarding the availability of, and procedure for making, a Mark-to-Market Election.

Although a US Holder may be eligible to make a Mark-to-Market Election with respect to our common shares, no such election may be made with respect to the stock of any Subsidiary PFIC that a US Holder is treated as owning, because such stock is not marketable. Hence, the Mark-to-Market Election will not be effective to avoid the application of the default rules of Section 1291 of the Code described above with respect to deemed dispositions of Subsidiary PFIC stock or excess distributions from a Subsidiary PFIC.

Other PFIC Rules

Certain additional adverse rules may apply with respect to a US Holder if we are a PFIC, regardless of whether such US Holder makes a QEF Election. For example, under Section 1298(b)(6) of the Code, a US Holder that uses our common shares as security for a loan will, except as may be provided in Treasury Regulations, be treated as having made a taxable disposition of such shares.

Special rules also apply to the amount of foreign tax credit that a US Holder may claim on a distribution from a PFIC. Subject to such special rules, foreign taxes paid with respect to any distribution in respect of stock in a PFIC are generally eligible for the foreign tax credit. The rules relating to distributions by a PFIC and their eligibility for the foreign tax credit are complicated, and a US Holder should consult with its tax advisors regarding the availability of the foreign tax credit with respect to distributions by a PFIC.

The PFIC rules are complex, and each US Holder should consult its tax advisors regarding the PFIC rules and how the PFIC rules may affect the US federal income tax consequences of the acquisition, ownership, and disposition of our common shares.

Additional Considerations

Additional Tax on Passive Income

Certain US Holders that are individuals, estates or trusts (other than trusts that are exempt from tax) will be subject to a 3.8% tax on all or a portion of their “net investment income,” which may include dividend income and net gains from the disposition of our common shares. Further, special rules apply to PFICs, including, with respect to excess distributions treated as dividends, gains treated as excess distributions, and inclusions resulting from a QEF election or a mark-to-market election. US Holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of this tax to any of their income or gains in respect of our common shares.

Receipt of Foreign Currency

The amount of any distribution paid to a US Holder in foreign currency, or on the sale, exchange or other taxable disposition of our common shares generally will be equal to the US dollar value of such foreign currency based on the exchange rate applicable on the date of receipt (regardless of whether such foreign currency is converted into US dollars at that time). A US Holder will have a basis in the foreign currency equal to its US dollar value on the date of receipt. Any US Holder who converts or otherwise disposes of the foreign currency after the date of receipt may have a foreign currency exchange gain or loss that would be treated as ordinary income or loss, and generally will be US source income or loss for foreign tax credit purposes. Different rules apply to US Holders who use the accrual method. Each US Holder should consult its US tax advisors regarding the US federal income tax consequences of receiving, owning, and disposing of foreign currency.

Foreign Tax Credit

Subject to the PFIC rules discussed above, a US Holder generally may claim the amount of Canadian withholding tax withheld either as a deduction from gross income or as a credit against US federal income tax liability. Generally, a credit will reduce a US Holder’s US federal income tax liability on a dollar-for-dollar basis, whereas a deduction will reduce a US Holder’s income that is subject to US federal income tax. This election is made on a year-by-year basis and applies to all foreign taxes paid (whether directly or through withholding) by a US Holder during a year.

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Complex limitations apply to the foreign tax credit, including the general limitation that the credit cannot exceed the proportionate share of a US Holder’s US federal income tax liability that such US Holder’s “foreign source” taxable income bears to such US Holder’s worldwide taxable income. In applying this limitation, a US Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “US source.” Generally, dividends paid by a foreign corporation should be treated as foreign source for this purpose, and gains recognized on the sale of stock of a foreign corporation by a US Holder should be treated as US source for this purpose, except as otherwise provided in an applicable income tax treaty, and if an election is properly made under the Code. However, the amount of a distribution that is treated as a “dividend” may be lower for US federal income tax purposes than it is for Canadian federal income tax purposes, resulting in a reduced foreign tax credit allowance to a US Holder. In addition, this limitation is calculated separately with respect to specific categories of income. The foreign tax credit rules are complex, and Treasury Regulations issued in January 2022 that apply to foreign income taxes paid or accrued in taxable years beginning on or after December 28, 2021 further restrict the availability of any such credit based on the nature of the withholding tax imposed by Canada. Each US Holder should consult its own US tax advisors regarding the foreign tax credit rules.

Backup Withholding and Information Reporting

Under US federal income tax law, certain categories of US Holders must file information returns with respect to their investment in, or involvement in, a foreign corporation. For example, US return disclosure obligations (and related penalties) are imposed on individuals who are US Holders that hold certain specified foreign financial assets in excess of certain thresholds. The definition of specified foreign financial assets includes not only financial accounts maintained in foreign financial institutions, but also, unless held in accounts maintained by a financial institution, any stock or security issued by a non-US person, any financial instrument or contract held for investment that has an issuer or counterparty other than a US person and any interest in a foreign entity. US Holders may be subject to these reporting requirements unless their common shares are held in an account at certain financial institutions. Penalties for failure to file certain of these information returns are substantial. US Holders should consult with their tax advisors regarding the requirements of filing information returns, including the requirement to file an IRS Form 8938.

Payments made within the United States, or by a US payor or US middleman, of dividends on, and proceeds arising from the sale or other taxable disposition of, our common shares will generally be subject to information reporting and backup withholding tax, at the rate of 24%, if a US Holder (a) fails to furnish such US Holder’s correct US taxpayer identification number (generally on IRS Form W-9), (b) furnishes an incorrect US taxpayer identification number, (c) is notified by the IRS that such US Holder has previously failed to properly report items subject to backup withholding tax, or (d) fails to certify, under penalty of perjury, that such US Holder has furnished its correct US taxpayer identification number and that the IRS has not notified such US Holder that it is subject to backup withholding tax. However, certain exempt persons generally are excluded from these information reporting and backup withholding rules. Backup withholding is not an additional tax. Any amounts withheld under the US backup withholding tax rules will be allowed as a credit against a US Holder’s US federal income tax liability, if any, or will be refunded, if such US Holder furnishes required information to the IRS in a timely manner.

The discussion of reporting requirements set forth above is not intended to constitute a complete description of all reporting requirements that may apply to a US Holder. A failure to satisfy certain reporting requirements may result in an extension of the time period during which the IRS can assess a tax, and, under certain circumstances, such an extension may apply to assessments of amounts unrelated to any unsatisfied reporting requirement. Each US Holder should consult its tax advisors regarding the information reporting and backup withholding rules.

THE FOREGOING DISCUSSION DOES NOT COVER ALL US TAX MATTERS THAT MAY BE IMPORTANT TO US HOLDERS. PROSPECTIVE US HOLDERS ARE STRONGLY ENCOURAGED TO CONSULT THEIR TAX ADVISORS REGARDING THE FEDERAL, STATE, LOCAL, NON-US AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCE.

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LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon on behalf of the Company by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. with respect to U.S. legal matters and by McCarthy Tétrault LLP with respect to Canadian legal matters. Oppenheimer is being represented in connection with this offering by Latham & Watkins LLP.

EXPERTS

The consolidated financial statements of Medicenna Therapeutics Inc. included in our Annual Report on Form 20-F for the year ended March 31, 2022, have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm as set forth in their report, thereon, included therein, and incorporated herein by reference in this prospectus supplement and elsewhere in the registration statement of which this prospectus supplement forms a part. Such consolidated financial statements are incorporated herein by reference in reliance upon such report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation existing under the CBCA. Some of our officers, directors and experts named in this prospectus supplement are Canadian residents, and many of our assets or the assets of our officers and directors are located outside the United States. We have appointed an agent for service of process in the United States, but it may be difficult for holders of common shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of common shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our officers and directors under the United States federal securities laws. In addition, there is doubt as to whether an original action could be brought in Canada against us or our directors or officers based solely upon U.S. federal or state securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal or state securities laws. See “Risk Factors.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file documents with securities commissions or similar authorities in the provinces of British Columbia, Alberta and Ontario in Canada. In addition, we are subject to the informational requirements of the Exchange Act, and, in accordance with the Exchange Act, we also file reports with, and furnish other information to, the SEC. As a foreign private issuer, certain of these reports and other information (including financial information) may be prepared in accordance with the disclosure requirements of Canada, which differ in certain respects from those in the United States. In addition, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. We are also not required to publish financial statements as promptly as U.S. companies.

You may read any document we file with or furnish to the securities commissions and authorities of the provinces of Canada through the Internet on the Canadian System for Electronic Document Analysis and Retrieval, or SEDAR. Certain of our filings are also electronically available on EDGAR, and may be accessed at www.sec.gov.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference certain information that we file with them, which means that we can disclose important information to you by referring you to those documents. Information that is incorporated by reference is an important part of this prospectus supplement. We incorporate by reference the documents listed below, which were filed with the SEC:

(a)	Our Annual Report on Form 20-F for the fiscal year ended March 31, 2022, filed with the SEC on June 22, 2022, containing our (i) Annual Information Form dated June 21, 2022; (ii) audited annual consolidated financial statements as of March 31, 2022, 2021 and 2020 and for each of the years in the three-year period ended March 31, 2022, including the notes thereto and the auditor’s report thereon; and (iii) Management’s Discussion and Analysis for the year ended March 31, 2022; and

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(b)	Our Reports on Form 6-K filed with the SEC on April 8, 2022, April 27, 2022, May 2, 2022, May 11, 2022, June 7, 2022, June 9, 2022, June 22, 2022, July 27, 2022, August 5, 2022, August 9, 2022, August 11, 2022, August 15, 2022, August 22, 2022, September 8, 2022, September 13, 2022, September 21, 2022, September 22, 2022, September 28, 2022, September 30, 2022, October 5, 2022, October 17, 2022, October 25, 2022, October 28, 2022, November 4, 2022, November 10, 2022, January 5, 2023, January 26, 2023, January 31, 2023 and February 7, 2023.

We also incorporate by reference each of the following documents we file with the SEC after the date of this prospectus supplement and until the common shares offered hereby have been sold or until such time as the Sales Agreement is terminated: (i) all annual reports on Form 40-F, Form 20-F or Form 10-K; and (ii) those portions of any reports on Form 6-K that we indicate in such reports are to be deemed incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement or in a document (or part thereof) incorporated by reference, or deemed to be incorporated by reference, in this prospectus supplement shall be deemed to be modified or superseded, for purposes of this prospectus supplement, to the extent that a statement contained in the prospectus supplement or in any subsequently filed document (or part thereof) that also is, or is deemed to be, incorporated by reference in this prospectus supplement modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document which it modifies or supersedes.

You may obtain a copy of any of any filings that are incorporated by reference into this prospectus, at no cost, by writing to or telephoning us at the following address:

Medicenna Therapeutics Corp.

2 Bloor St. W., 7th Floor

Toronto, Ontario M4W 3E2

Canada

(416) 648-5555

Attention: Corporate Secretary

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MEDICENNA THERAPEUTICS CORP.

Up to US$10,000,000

Common Shares

PROSPECTUS SUPPLEMENT

Oppenheimer & Co.

, 2023

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification

Under the CBCA, the Registrant may indemnify its current or former directors or officers or another individual who acts or acted at the Registrant’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with the Registrant or another entity, and the individual seeking indemnity shall have a right to such indemnity if such individual was not judged by the court or other competent authority to have committed any fault or omitted to do anything that such individual ought to have done. The CBCA also provides that the Registrant may advance moneys to such an individual for the costs, charges and expenses of such a proceeding.

The CBCA also provides that the Registrant may with the approval of a court, indemnify such an individual or advance moneys against all costs, charges and expenses reasonably incurred by the individual in connection with an action by or on behalf of the Registrant or other entity to procure a judgment in its favour, to which the individual is made a party because of the individual’s association with the Registrant or other entity at the Registrant’s request.

However, indemnification under any of the foregoing circumstances is prohibited under the CBCA unless the individual:

•	acted honestly and in good faith with a view to the Registrant’s best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Registrant’s request; and

•	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

The Registrant’s By-law No. 2 provides that the Registrant will indemnify its directors or officers, former directors or officers or other individuals who act or have acted at the Registrant's request as a director or officer, or in a similar capacity, of another entity, and his or her heirs and legal representatives to the extent permitted by the CBCA.

The Registrant’s By-law No. 2 further provides that, except as otherwise required by the CBCA, the Registrant may from time to time indemnify and save harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Registrant) by reason of the fact that he or she is or was an employee or agent of the Registrant, or is or was serving at the request of the Registrant as an employee, agent of or participant in another entity against expenses (including legal fees), judgments, fines and any amount actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted honestly and in good faith with a view to the best interests of the Registrant or, as the case may be, to the best interests of the other entity for which he or she served at the Registrant's request and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his or her conduct was lawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction will not, of itself, create a presumption that the person did not act honestly and in good faith with a view to the best interests of the Registrant or other entity and, with respect to any criminal or administrative action or proceeding that is enforced by a monetary penalty, had no reasonable grounds for believing that his or her conduct was lawful.

The Registrant has entered into indemnity agreements with its directors and certain officers pursuant to which it has agreed to indemnify its officers and directors for:

a	all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they are made a party by reason of being or having been a director and/or officer of the Registrant, if (i) they acted honestly and in good faith with a view to the best interests of the Registrant, and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, they had reasonable grounds for believing that their conduct was lawful.

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b	all costs, charges and expenses reasonably incurred by them in connection with any action by or on behalf of the Registrant to procure a judgment in the Registrant's favour to which they are made a party by reason of being or having been a director and/or officer of the Registrant.

c	all costs, charges and expenses reasonably incurred by them in connection with the defense of any civil, criminal or administrative proceeding to which they are made a party by reason of being or having been a director and/or officer of the Registrant if they have been substantially successful on the merits in their defense of the action or proceeding and they fulfil the conditions set forth in the two foregoing clauses (a)(i) and (a)(ii) above.

d	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 9. Exhibits

(a)       EXHIBITS: The following exhibits have been filed as part of this Registration Statement:

Exhibit Number	Description
1.1†	Form of Underwriting Agreement.
1.2	Sales Agreement, dated as of February 17, 2023 by and between the Registrant and Oppenheimer and Co. Inc.
4.1*	Articles of Incorporation of the Registrant.
4.2†	Specimen Preferred Share Certificate.
4.3†	Form of Subscription Receipt Agreement.
4.4†	Form of Warrant Agreement.
4.5†	Form of Unit Agreement.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
5.2	Opinion of McCarthy Tétrault LLP.
23.1	Consent of PricewaterhouseCoopers LLP
23.2	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1 above).
23.3	Consent of McCarthy Tétrault LLP (included in Exhibit 5.2 above).
24.1	Powers of Attorney (included on the signature page of this Registration Statement).
107	Filing Fee Table.

*	Previously filed as an exhibit to the Company’s Form 20-F filed on June 22, 2022.

†	If applicable, to be filed as an exhibit to a post-effective amendment to this Registration Statement or as an exhibit to a report filed on Form 6-K or Form 8-K under the Securities Exchange Act of 1934 and incorporated herein by reference.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the U.S. Exchange Act that are incorporated by reference in the Registration Statement, or is contained in the form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

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(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this Registration Statement as of the date the filed prospectus was deemed part of and included in this Registration Statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a Registration Statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in this Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this Registration Statement relating to the securities in this Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a Registration Statement or prospectus that is part of this Registration Statement or made in a document incorporated or deemed incorporated by reference into this Registration Statement or prospectus that is part of this Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this Registration Statement or prospectus that was part of this Registration Statement or made in any such document immediately prior to such effective date.

(6)	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertake that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

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(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Medicenna Therapeutics Corp. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Toronto, Ontario, Canada, on this 17th day of February 2023.

MEDICENNA THERAPEUTICS CORP.

By:	/s/ Elizabeth Williams
Name: Elizabeth Williams
Title: Chief Financial Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer or director of Medicenna Therapeutics Corp. whose signature appears below constitutes and appoints Fahar Merchant and Elizabeth Williams, and each of them, with full power to act without the other, his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by or on behalf of the following persons in the capacities indicated on February 17, 2023.

Signature	Capacity	Date

/s/ Fahar Merchant Fahar Merchant	President, Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2023

/s/ Elizabeth Williams Elizabeth Williams	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 17, 2023

/s/ Albert G. Beraldo Albert G. Beraldo	Lead Independent Director	February 17, 2023

/s/ Karen Dawes Karen Dawes	Director	February 17, 2023

/s/ John Geltosky John Geltosky	Director	February 17, 2023

/s/ Rosemina Merchant Rosemina Merchant	Director	February 17, 2023

/s/ Chandra Panchal Chandra Panchal	Director	February 17, 2023

/s/ John H. Sampson John H. Sampson	Director	February 17, 2023

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Medicenna Therapeutics Corp. in the United States, on the 17th day of February, 2023.

MEDICENNA BIOPHARMA INC.

By:	/s/ Elizabeth Williams
Name:	Elizabeth Williams
Title:	Chief Financial Officer